            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1997
                                                    REGISTRATION NO. 333 - 28199

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 1 TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                    TTR INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                            ------------------------

                DELAWARE                                     3577                                    11-3223672
    (STATE OR OTHER JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE NUMBER)

                                515 MADISON AVE.
                               NEW YORK, NY 10022
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                2 HANAGAR STREET
                            KFAR SABA, ISRAEL 44425
                               011-972-9-766-2393
                    (ADDRESS OF PRINCIPAL PLACE OF BUSINESS)
                              MR. ROBERT FRIEDMAN
                            CHIEF FINANCIAL OFFICER
                                    TTR INC.
                                515 MADISON AVE.
                               NEW YORK, NY 10022
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                    SAMUEL F. OTTENSOSER, ESQ.                                            DAVID ABOUDI, ESQ.
                     MICHAEL L. PFLAUM, ESQ.                                           GERALD BROUNSTEIN, ADV.
                     BAER MARKS & UPHAM LLP                                             ABOUDI & BROUNSTEIN
              805 THIRD AVENUE, NEW YORK, NY 10022         AND                 136 ROTHSCHILD BLVD. TEL AVIV, ISRAEL
            TEL: (212) 702-5700  FAX: (212) 702-5941                      TEL: 011-972-3-685-1126 FAX: 011-972-3-685-1138


                            ------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]
     If  delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]



                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

PROSPECTUS

                                    TTR INC.
                         39,000 SHARES OF COMMON STOCK
                           -------------------------
      This Prospectus relates to 39,000 shares of Common Stock (the 'Selling Securityholders' Shares'), $.001 par value (the 'Common Stock'), of TTR Inc. (the 'Company'), which are being offered for sale by certain selling securityholders (the 'Selling Securityholders'). See 'Selling Securityholders and Plan of Distribution.'


     The Company will not receive any of the proceeds from the sales of the Selling Securityholders' Shares by the Selling Securityholders. The Selling Securityholders' Shares may be offered from time to time by the Selling Securityholders, their transferees, pledgees and/or their donees, through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. On February 21, 1997, First Metropolitan has waived the lockup with respect to 135,000 shares of Common Stock, and in connection with this registration statement, has agreed to release the lockup with respect to an additional 468,525 shares held by the Selling Securityholders. See 'Description of Securities' and 'Shares Eligible for Future Sale.'


     The Selling Securityholders, their pledgees and/or their donees, may be deemed to be 'underwriters' as defined in the Securities Act of 1933, as amended (the 'Securities Act'). If any broker-dealers are used by the Selling
Securityholders, their pledgees and/or their donees, any commission paid to broker-dealers and, if broker-dealers purchase any Selling Securityholders' Shares as principals, any profits received by such broker-dealers on the resale of the Selling Securityholders' Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Securityholders, their pledgees and/or their donees, may be deemed to be underwriting commissions. All costs, expenses and fees in connection with the registration of the Selling Securityholders' Shares will be borne by the Company except for any commission paid to broker-dealers.

     The Selling Securityholders' Shares offered by this Prospectus may be sold from time to time by the Selling Securityholders, their pledgees and/or their donees. No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the Selling Securityholders' Shares by the Selling Securityholders, their pledgees and/or their donees, may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders, their pledgees and/or their donees, in connection with sales of the Selling Securityholders' Shares.

     On February 10, 1997, the Company commenced an initial public offering of Common Stock underwritten by First Metropolitan Securities Inc. ('First Metropolitan') (the 'IPO'). Pursuant to the IPO, the Company (along with a member of Management with respect to 60,000 shares) sold an aggregate of 920,000 shares at an offering price of $7.00 per share. Also in connection with the IPO, the Company granted First Metropolitan a warrant to purchase 80,000 shares of Common Stock (the 'Underwriter's Warrants').

                            ------------------------
     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE 'RISK FACTORS' BEGINNING ON PAGE 5.
                            ------------------------
THESE SECURITIES  HAVE  NOT  BEEN  APPROVED OR  DISAPPROVED  BY  THE  SECURITIES
   AND  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES  AND  EXCHANGE   COMMISSION  OR   ANY  STATE   SECURITIES
      COMMISSION   PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF  THIS
        PROSPECTUS. ANY REPRESENTATION  TO THE CONTRARY  IS A  CRIMINAL
                                    OFFENSE.

                            ------------------------
     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance there with, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the 'Commission'). The Company intends to furnish to its stockholders annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                            ------------------------
     SoftGuard'tm', DiscGuard'tm', NetGuard'tm' and Remote Activation Center'tm' are trademarks of the Company. Certain other trademarks of the Company and other companies, including Microsoft Windows, Windows 95, Windows NT, MS-DOS, Apple Macintosh and NEC, are used in this Prospectus.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements and notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

     This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in 'Risk Factors.'

                                  THE COMPANY

     TTR Inc. ('TTR' or the 'Company') is primarily engaged in the design and development, and intends to commence marketing of, a family of proprietary software security products that are designed to prevent the unauthorized reproduction and use of computer software programs. TTR's proposed core product, SoftGuard, is designed to be used by software developers for inclusion in their software packages sold to end-users. The current version of SoftGuard, although out of the development stage and ready for commercialization, has not yet been released. Since its inception, the Company has been engaged primarily in product design and testing, and has not had any sales revenue to date. The Company's primary objective is to make SoftGuard the market standard for software protection.

     Annual losses incurred by software developers due to software piracy was estimated by the Business Software Alliance to exceed $13 billion worldwide in 1995. SoftGuard is intended to provide comprehensive protection against unauthorized software reproduction. Unlike most currently available software security systems which are dependent on hardware peripherals, SoftGuard does not entail the use of any dongles (keys) or similar devices. It is comprised of a protection diskette, which provides anti-copying protection while the software resides on a distribution diskette, CD-ROM or other distribution media, and a software-based solution that protects against unauthorized reproduction once the software is installed onto the end-user's system. The protection diskette is used by the end-user only at the initial installation of the protected software or upon an authorized transfer of protected software to another computer.
Without the protection diskette, the protected software will not properly install. The Company plans on selling the SoftGuard protection diskette to software developers who will include the protection diskette with their software program that is ultimately sold to the legitimate end-user. When included with such software, the developer's software program would be further protected by the SoftGuard software licensed from the Company. The Company believes that SoftGuard will provide an effective, versatile and relatively inexpensive, comprehensive software protection solution.

     For software distributed electronically over the Internet, the Company is developing a system that is intended to insure that the payment for the downloaded software has been received and that the software's use will be restricted to one site per payment. The Company's proposed Remote Activation Center will utilize the core technology incorporated in SoftGuard to provide both payment confirmation and conventional software protection. The current version of SoftGuard is intended to be compatible for one of Windows 3.x and MSD OS-based systems. Although ready for release, the Company does not intend on currently releasing the product unless prevailing market conditions dictate otherwise.

     For software that does not require installation on an end-user's hard drive and is run directly from a CD-ROM, such as educational or entertainment software, the Company is developing a technology designed to protect against the unauthorized reproduction of the CD-ROM. The decreasing costs of CD-Recorders, which can be used to faithfully reproduce unauthorized copies of the CD-ROM, and the increased availability of other mass reproduction machines, have contributed to the increase in CD-ROM piracy. Conventional protection technologies are believed by the Company to be generally impractical and cost ineffective. The Company's solution involves modifications to the laser optics system of the CD-ROM mastering machine. This technology would prevent the faithful reproduction of the CD-ROM itself, without reference to the data contained on it. The Company expects to commercially release its initial DiscGuard CD-ROM product by the third quarter of 1997.

     TTR believes that the principal competitive advantages featured in its proposed products will include the following:

            A software application protected by SoftGuard will only be able to be installed onto the end-user's system in the presence of an authentic protection diskette containing the appropriate identification code. Once installed onto the end-user's system, the protected software will run only on that unit.

            SoftGuard can be programmed by the software developer to permit a limited number of installations of authorized copies of the protected software including limited time period trial offers.

            SoftGuard's avoidance of any hardware peripherals such as dongles or keys is expected to save the end-user the inconvenience associated with such hardware use.

            Per-unit production costs associated with SoftGuard protection diskettes will be significantly lower compared to dongle or key based solutions.

            Once the SoftGuard protected software program is installed, the product safety features will be self-executing and entirely 'transparent' to the end-user who will not be aware of their operation.

            A software program sold over the Internet that utilizes the Remote Activation Center would be protected against unauthorized copying and use in a similar fashion to conventional software protected by SoftGuard.

            CD-ROMs   utilizing   the   DiscGuard   CD-ROM   product   in  their
     manufacturing would be non-reproducible.

     The Company intends to market its SoftGuard line of products to software developers. The Company's strategy is to distribute its products to software developers through independent distributors or direct marketing through the establishment of regional based subsidiaries or affiliates. The Company intends to market its proposed CD-ROM product directly to CD-ROM replicators.

     The Company's objective is to be a leading provider of software security products with its SoftGuard product line. Some key elements of the Company's strategy include (i) expansion of existing software security markets; (ii) penetration of leading geographic marketing areas; (iii) continued product expansion and enhancement; (iv) pursue strategic acquisitions; and (v) strengthen competitive advantages.

     TTR was organized as a holding company in Delaware on July 14, 1994. The Company currently conducts its business through its wholly-owned subsidiary, TTR Technologies Ltd. ('TTR Israel'), a private company formed under the laws of the State of Israel on December 5, 1994. The Company's current product design, marketing, research and development operations are conducted at TTR Israel's premises in Kfar Saba, Israel. As used herein, the term 'Company' includes the operations of TTR and TTR Israel, unless the context otherwise requires.

     The Company's executive offices are located at 515 Madison Ave., New York, New York. All of the product design and development takes place out of TTR Israel's offices at 2 Hanagar Street, Kfar Saba, ISRAEL 44425. Its telephone number is 011-972-9-766-2393.

                                  THE OFFERING

Securities Registered.....................  39,000 shares of  Common Stock. See  'Description of Securities'  and
                                              'Selling Securityholders and Plan of Distribution.'
Risk Factors..............................  This   offering  involves  a  high   degree  of  risk  and  immediate
                                              substantial dilution. See 'Risk Factors' and 'Dilution.'

                         SUMMARY FINANCIAL INFORMATION

     The summary financial information set forth below is derived from the Financial Statements included elsewhere in this Prospectus and should be read in conjunction with such Financial Statements and the Notes thereto.


                                                                   YEAR ENDED                         THREE MONTHS ENDED
                                                                  DECEMBER 31,                            MARCH 31,
                                                      ----------------------------    ------------------------------------------
                                                          1995            1996               1996                   1997
                                                      ------------    ------------    -------------------    -------------------
Income Statement Data:
     Revenue.......................................    $  --           $  --              $   --                 $   --
     Total expenses................................       765,867         896,779                 196,848                945,104
     Operating loss................................      (765,867)       (896,779)               (196,848)              (945,104)
     Net loss......................................      (896,663)     (1,121,211)               (211,617)            (1,264,485)
                                                      ------------    ------------    -------------------    -------------------
                                                      ------------    ------------    -------------------    -------------------
     Net loss per share(1).........................    $    (0.37)     $    (0.43)        $          (.08)       $          (.43)
                                                      ------------    ------------    -------------------    -------------------
                                                      ------------    ------------    -------------------    -------------------
     Weighted average shares outstanding...........     2,399,793       2,612,582               2,595,200              2,929,992



                                                                                DECEMBER 31,
                                                                        ----------------------------    MARCH 31,
                                                                            1995            1996           1997
                                                                        ------------    ------------    ----------
Balance Sheet Data:
     Working capital (deficiencies)..................................    $ (616,839)    $(2,563,908)   $1,567,344
     Total assets....................................................       403,204       1,191,688     2,739,810
     Total liabilities...............................................     1,274,427       2,785,545       596,694
     Total stockholders' equity (deficit)............................      (871,223)     (1,593,857)    2,143,116


------------

(1) Earnings per share are presented for 1995 and 1996 on a pro forma basis to reflect the exercise of 374,548 warrants as if it occurred on January 1, 1995. See 'Financial Statements.'

                                  RISK FACTORS

     The securities offered hereby are speculative and involve a high degree of risk and should not be purchased by persons who cannot afford the loss of their entire investment. Prospective investors should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus.

     Except for the historical information contained herein, the following discussion contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those projected in the forward-looking statements discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this section, as well as in the sections entitled 'Plan of Operation' and 'Business.'


     Development Stage Company; History of Operating Losses; Accumulated Deficit; Working Capital Deficiency; Stockholders' Deficit; Uncertainty of Future Profitability. The Company is a development stage company with a limited history of operations, and has an accumulated deficit from inception in July 1994 through March 31, 1997, of approximately $3,324,444. As a development stage company, the Company has a limited relevant operating history upon which an evaluation of the Company's prospects can be made. The Company's prospects must therefore be evaluated in light of the problems, expenses, delays and complications associated with a new business. Losses have resulted principally from costs incurred in research and development of the SoftGuard technologies and from general and administrative costs. The current version of SoftGuard, although out of the development stage and ready for commercialization, has not yet been released. Accordingly, the Company has not realized any operating revenues to date. The Company expects to continue to incur operating losses for the foreseeable future until such time, if ever, as the Company is able to achieve sufficient levels of revenues from operations. There can be no assurance that the Company will ever generate revenues or achieve profitability. See 'Plan of Operation.'


     Explanatory Paragraph in TTR Israel's Independent Auditors' Report. TTR Israel's independent auditors have included an explanatory paragraph in their report on TTR Israel's financial statement stating that certain factors raise substantial doubt about TTR Israel's ability to continue as a going concern. See 'Plan of Operation' and Consolidated Financial Statements.

     Future Capital Needs; Uncertainty of Additional Financing. The Company's cash requirements may vary materially from those now planned depending on numerous factors, including the status of the Company's marketing efforts, the Company's business development activities, the results of future research and development and competition. Notwithstanding, the Company believes that existing cash balances will be sufficient to finance its working and other capital requirements through approximately February 1998. Thereafter, or sooner if conditions make it necessary, the Company may need to raise additional funds through public or private financings, including equity financings which may be dilutive to stockholders. Any future equity financings through February 2000 would be subject to the approval of First Metropolitan. There can be no assurance that the Company will be able to raise additional funds if its capital resources are exhausted, or that funds will be available on terms attractive to the Company or at all. If adequate funds are not available, the Company may be required to reduce materially its proposed operations. See 'Use of Proceeds,' 'Underwriting' and 'Plan of Operation.'

     Dependence of Single Product Line and Limited Market. The Company proposes to initially market one line of products to a limited market of customers desiring to protect their software products. The Company estimates that worldwide sales of software protection products was approximately $120,000,000 in 1995. The Company believes that future sales growth will be dependent primarily upon expansion of the software protection products market as well as the Company's ability to market its products. There can be no assurance that the Company will successfully market its products or that the market for software security products will grow. See 'Business -- Sales and Marketing.'

     Uncertainty of End-User Acceptance of SoftGuard Products. The Company's SoftGuard product line is intended to be sold to software developers for inclusion in the applications programs marketed and sold by them. However, the Company is ultimately dependent upon the end-user's acceptance of SoftGuard. Many software development houses have elected to not include software protection with their software programs because end-users have encountered operational difficulties with, or have indicated an unwillingness to use, such software protection. While the Company believes that SoftGuard is intended to address and solve many of the operational difficulties encountered by end-users in using many of the commercially available software protection products, there can be no assurance that software developers will elect to include the Company's proposed products in their software products or that if such products are included, the products will be accepted by the general market. There can be no assurance that the Company will be able to market its software protection successfully or that future products, if any, will be accepted in the marketplace. See 'Business -- SoftGuard Software Protection' and ' -- Sales and Marketing.'

     New Products and Rapid Technological Change. The market for the Company's proposed products is characterized by rapidly changing technology, evolving industry standards and new product introductions. The Company's future success will depend in part on its ability to enhance its planned products and to introduce new products and technologies to meet changing customer requirements. The Company is currently devoting significant resources toward the development of enhancements to its planned software protection line of products. There can be no assurance that the Company will successfully complete the development of these products in a timely fashion or that the Company's current or future products will satisfy the needs of the software security market. There can also be no assurance that security related products or technologies developed by others will not adversely affect the Company's competitive position or render its products or technologies non-competitive or obsolete. Moreover, the Company is committed to devote a substantial portion of its revenues to research and development efforts. There can be no assurance that these efforts will be successful. See 'Use Of Proceeds' and 'Business -- Research and Development' and ' -- Competition.'

     Proposed Expansion; Risks Associated with Acquisitions. The Company intends to use a significant portion of its existing cash balances to expand its operations through the establishment of its sales and marketing efforts, the expansion of its research and development activities, or through possible acquisitions. The Company believes that its existing cash balances are sufficient to enable the Company to carry out its planned growth, although there can be no assurance it will be able to do so.

     The Company may also seek to expand its operations through potential acquisitions. The Company may use a portion of its existing cash balances to acquire all or a portion of existing companies in businesses which the Company believes are compatible with its business, including, but not limited to, competitors of the Company. Any decision to make an acquisition will be based upon a variety of factors, including, among others, the purchase price and other financial terms of the transaction, the business prospects and the extent to which any acquisition would enhance the Company's prospects. To the extent that the Company may, depending upon the opportunities available to it, finance an acquisition with a combination of cash and equity securities, any such issuance of equity securities could result in dilution to the interests of the Company's stockholders. However, any future equity financings through February 2000 would be subject to the approval of First Metropolitan. Additionally, to the extent that the Company, or the acquisition or merger candidate itself, issues debt securities in connection with an acquisition, the Company may be subject to risks associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. The Company is not currently engaged in identifying any potential acquisition and has no plans, agreements, understandings or arrangements for any acquisitions. There can be no assurance that the Company will be able to successfully consummate any acquisition or successfully integrate into its business any acquired business or portion thereof.

     The management of the anticipated growth in expenditures will require expansion of the Company's management and financial controls, and could place a significant strain on the Company's resources. None of the Company's current officers have had experience in managing a public company or a company having expenditures as large as the anticipated expenditures of the Company. While the Company intends to hire additional appropriate personnel, there can be no assurance that these or other measures implemented by the Company will effectively increase the Company's capabilities to manage such growth or to do so in a timely and cost effective manner. See 'Use of Proceeds' and 'Business.'

     Limited Marketing Capability. The Company has limited marketing capabilities and resources. Achieving market penetration will require significant efforts by the Company to create awareness of and demand for the Company's products. Accordingly, the Company's ability to build its customer base will be dependent on its marketing efforts, including its ability to establish an effective internal sales organization, or establish strategic marketing arrangements with other companies. The Company currently has no plan, agreement, understanding or arrangement with any distributors, and no assurance can be given that any will be entered into. The failure by the Company successfully to develop its marketing capabilities, both internally and through distributors, would have a material adverse effect on the Company's business. Further, there can be no assurance that the development of such marketing capabilities will lead to sales of the Company's products. See 'Use of Proceeds' and 'Business -- Sales and Marketing.'

     Risks Associated with International Sales. The Company intends to initially market its products primarily in North America and Israel with subsequent efforts in Europe and the Far East. The Company will be subject to the risks inherent in international business activities, including unexpected changes in regulatory requirements and the burdens of complying with a wide variety of laws and regulations. Moreover, if for any reason exchange or price controls or other restrictions on the conversion of foreign currencies were imposed, the Company's business could be materially adversely affected.

     Risks Associated with Operations in Israel. The Company's offices and production facilities are located in the State of Israel and are directly affected by the economic, military and political conditions in that country. For information with respect to certain factors concerning the State of Israel, including risks related to the political and economic situation, see 'Business -- Conditions in Israel.'

     Uncertain Ability  to  Protect  Patent-Pending  Technology.  The  Company's
ability to compete effectively depends on its success in protecting its proprietary technology, both in the United States and abroad. The Company has filed for patent protection in the United States, Israel, Germany, France, Great Britain, the Netherlands and Japan for the process by which it imprints the protection diskette used in the proposed SoftGuard line of products and in the United States for the technology underlying the proposed DiscGuard CD-ROM based protection (the 'Patent Rights'). No assurance can be given that any patents will be issued from the United States or other patent offices for the Patent Rights, that the Company will receive any patents in the future based on its continued development in the technology, or that the Company's patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing these technologies.

     The Company believes that the protection afforded by the Patent Rights is material to its future revenues and earnings. There can be no assurance that the Patent Rights will be found to be valid or that the Patent Rights will be enforceable to prevent others from developing and marketing competitive products or methods. A successful challenge to the validity of the Patent Rights would have a material adverse effect on the Company, and could jeopardize its ability to engage in its contemplated business activities. An infringement action on behalf of the Company may require the diversion of substantial funds from the Company's operations and may require management to expend efforts that might otherwise be devoted to the Company's operations. Furthermore, there can be no assurance that the Company will be successful in enforcing the Patent Rights.

     The Company has received a letter from attorneys in Israel relating to allegations that the technologies comprising the Company's proposed products infringe certain proprietary rights of others. Although the Company believes that the allegations are without merit, there can be no assurance that the Company will be successful in defending against such claims. On March 31, the Company was served with notice that an action was brought by a former consultant regarding an alleged claim to 5% of the 'rights' in SoftGuard and DiscGuard, which was subsequently dismissed with prejudice. There can be no assurance that other patent infringement claims in the United States, Israel or in other countries will not be asserted against the Company by a competitor or others, or if asserted, that the Company will be successful in defending against such claims. In the event one of the Company's proposed products is adjudged to infringe patents of others with the likely consequence of a damage award, the Company may be enjoined from using and selling such product or be required to obtain a royalty-bearing license, if available on acceptable terms.
Alternatively, in the event a license is not offered, the Company might be required, if possible, to redesign those aspects of the product held to infringe so as to avoid infringement. Any redesign efforts undertaken by the Company might be expensive, could delay the introduction or the re-introduction of the Company's products into certain

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

markets, or may be so significant as to be impractical. See 'Business -- Legal Proceedings,' 'Business -- Patents, Trademarks and Proprietary Information' and 'Risk Factors -- Competition.'

     Trademark Registration. The Company intends to promote the 'SoftGuard,' 'NetGuard,' 'Remote Activation Center' and 'DiscGuard' trademarks in connection with its marketing activities. The Company pursues the registration of its trademarks in the United States and (based upon anticipated use) internationally, and has applied for the registration of certain of its trademarks, including 'SoftGuard,' 'DiscGuard' and intends to apply for others. There can be no assurance that prior registrations and/or uses of one or more of such marks (or a confusingly similar mark) does not exist in one or more of such countries, in which case the Company might thereby be precluded from registering and/or using such mark in such country. See 'Business -- Patents, Trademarks and Proprietary Information.'

     Competition. The software protection industry is extremely competitive. The Company's primary competitors include companies with substantially greater financial, technological, marketing, personnel and research and development resources than those of the Company. There can be no assurance that the Company will be able to compete successfully in this market. In particular, Rainbow Technologies Inc. and Aladdin Knowledge Systems Ltd., each have an established installed product base in the limited market that exists for software security products. Further, there can be no assurance that existing software companies will not enter the market in the future. Although the Company believes that its products are distinguishable from those of its competitors on the basis of their technological features and functionality at an attractive price/performance ratio, there can be no assurance that the Company will be able to penetrate any of its competitors' portion of the market. Many of the Company's competitors have existing relationships with major software development houses in the United States, some of which are dominant software producers worldwide, and those existing relationships may impede the Company's ability to sell to those customers and expand its market share. Furthermore, there can be no assurance that the Company will be able to continue developing products with innovative features and functions, or that developments by others of similar or more effective products will not render the Company's products or technologies noncompetitive or obsolete. Since the Company's proposed products will be new to the market and sold in competition with the products of companies with greater financial and other resources, there can be no assurance that a market for the Company's products will develop. See 'Business -- Competition.'

     Protection of Proprietary Technology and Information. The Company will also rely on trade secrets, know-how and continuing technological advancement to maintain its proposed competitive position. Although the Company has entered into confidentiality and invention agreements with its employees and consultants, no assurance can be given that such agreements will be honored or that the Company will be able to effectively protect its rights to its unpatented trade secrets and know-how. Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets and know-how. See 'Business -- Patents, Trademarks and Proprietary Information.'

     Manufacture of Production Machinery. The Company utilizes a specially designed laser based machine (the 'Diskette Marking Machine') in mass-producing the protection diskette used in its proposed SoftGuard products. The Diskette Marking Machine was built by an independent third-party and specially made to the Company's order. The Company currently has one fully-operating Diskette Marking Machine, which it believes can meet its foreseeable needs. Although the Company does not have a written contract with the manufacturer of its Diskette Marking Machine, the Company believes, based upon the experience of Management and the Company's working relationship with such manufacturer, that it will be able to have additional Diskette Marking Machines produced on an as needed basis. There can be no assurance that the Company will be able to purchase or will not experience delays in shipment of future Diskette Marking Machines or that it will have a sufficient number of such machines to produce protection diskettes at full capacity.

     The Company believes that it could arrange for the assembly of these machines with alternate sources if required to do so, but that any alternate arrangement could result in temporary disruptions of its design and manufacturing operations. Most of the sources and components used in the manufacture and assembly of the Diskette Marking Machine are obtainable from local sources, except for the laser device that specially marks each protection diskette. Although the Company believes that there are

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

adequate alternative sources for such devices, there can be no assurance that the usage of an alternative source for the laser device will not render the Diskette Marking Machine cost ineffective or that the Company will not experience delays in its operations.

     Dependence on Key Personnel. The success of the Company will be largely dependent upon the personal efforts of Marc D. Tokayer, Dr. Baruch Sollish, Ph.D. and Arik Shavit. The loss of the services of any of such persons could have a material adverse effect on the Company's business and prospects. Although the Company has entered into employment agreements with each of the aforementioned individuals, there can be no assurance that the Company will be able to retain their services. The Company is seeking to obtain key-man life insurance on Mr. Tokayer and Dr. Sollish with benefits of $1,000,000 payable to the Company in the event of each person's death. The benefits receivable under these proposed policies might not be sufficient to compensate the Company for the loss of Mr. Tokayer's or Dr. Sollish's services should a suitable replacement not be employed. The Company is also dependent to a substantial degree on its other technical and research staff. Further, the success of the Company will also be dependent upon its ability to hire and retain additional qualified management, marketing, and financial personnel, including a chief financial officer. The Company will compete with other companies with greater financial and other resources for other such personnel. Although the Company has not experienced to date any difficulty in attracting qualified personnel, there can be no assurance that the Company will be able to retain its present personnel or acquire additional qualified personnel as and when needed. See 'Management -- Employment and Consulting Agreements.'

     Control by Management; Absence of Outside Directors. Management of the Company owns an aggregate of 409,273 shares of Common Stock, or approximately 12.6% (excluding the 1,000,000 Escrow Shares) of the issued and outstanding shares of Common Stock. Marc D. Tokayer, Chairman of the Board, the Tokayer
Family Trust, Baruch Sollish, Director and three other stockholders with an aggregate of 971,547 shares of Common Stock (approximately 30%) have entered into a voting arrangement whereby they have agreed to vote their respective shares to elect directors and in support of positions favored by a majority of the shares held among them. Accordingly, the Company's present Management may be able to effectively control the Company, elect all of the Company's directors, increase the authorized capital, dissolve, merge or sell all of the assets of the Company, and generally direct the affairs of the Company. Currently, all members of the Board of Directors are also employees of the Company. The absence of independent outside directors may further Management's control of the Company. See 'Principal Stockholders.'

     Charge to Earnings in the Event of Release of Escrow Shares. The Company has outstanding 1,000,000 Escrow Shares which will be released from escrow if the Company attains certain earnings levels over the next one to three years or if the Common Stock trades at certain levels over the next three years. The position of the Securities and Exchange Commission (the 'Commission') with respect to such escrow arrangements provides that in the event any shares are released from escrow to the stockholders of the Company who are officers, directors, employees or consultants of the Company, a compensation expense will be recorded for financial reporting purposes. Accordingly, the Company will, in the event of the release of the Escrow Shares, recognize during the period in which the earnings thresholds are met or such stock levels achieved, a substantial noncash charge to earnings equal to the fair value of such shares on the date of their release, which would have the effect of significantly increasing the Company's loss or reducing or eliminating earnings, if any, at such time. The recognition of such compensation expense may have a depressive effect on the market price of the Company's securities. See 'Plan of Operation,' 'Principal Stockholders' and 'Description of Securities.' Notwithstanding the foregoing discussion, there can be no assurance that the Escrow Shares will be released from escrow.

     No Dividends. To date, the Company has not paid any cash dividends. After the consummation of this Offering, the Company does not intend, for the foreseeable future, to declare or pay any dividends and intends to retain earnings, if any, for the future operation and expansion of the Company's business. The declaration and payment of any cash dividends in the future will be determined by the Board of Directors of the Company in light of conditions and circumstances then existing, including the Company's earnings and its financial conditions and requirements. See 'Dividends.'

     OTC Electronic Bulletin Board; Absence of Prior Public Market; Determination of Offering Price. The Company's Common Stock is traded in the over-the-counter market. It is quoted on the OTC Electronic Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system

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

for equity securities not included in the Nasdaq SmallCap Market or Nasdaq National Market, and is quoted in the NQB Pink Sheets published by the National Quotation Bureau Incorporated (the 'NQB'). There can be no assurance that a public market for the Common Stock will continue. There can be no assurance that an active trading market for the securities will continue.

     Possible Volatility of Securities Prices. Trading volume and prices for the Common Stock could be subject to wide fluctuations in response to quarterly variations in operations, financial results, announcements with respect to sales and earnings, technological innovations, new product developments, the sale or attempted sale of a large amount of securities in the public market, and other events or factors which cannot be foreseen or predicted by the Company. In addition, various factors affecting the computer industry generally may have a significant impact on the market price of the Common Stock, as well as price and volume volatility affecting small and emerging growth companies, in general, and not necessarily related to the operating performance of such companies.

     Shares Eligible for Future Sale. Future sales of shares of Common Stock by existing stockholders pursuant to Rule 144 ('Rule 144') promulgated under the Securities Act of 1933, as amended (the 'Securities Act'), or otherwise, could have an adverse effect on the price of the shares of Common Stock. The Company has 3,238,548 shares of Common Stock outstanding (excluding 1,000,000 Escrow Shares. In addition, the Company has reserved for issuance 217,473 shares upon exercise of warrants at $.01 per share, 135,000 shares upon exercise of options granted under the 1996 Plan, 315,000 shares upon exercise of options to be granted under the 1996 Plan, 1,000,000 shares for issuance upon exercise of warrants at $7.00 per share and up to 80,000 shares for issuance upon exercise of the securities contained in the Underwriter's Warrants.

     The 920,000 shares of Common Stock sold in the IPO and 1,357,021 shares of Common Stock (including 217,473 shares issuable upon exercise of the warrants subject to a four-year vesting schedule) registered contemporaneous with the IPO on behalf of certain existing shareholders of the Company (521,023 of such shares currently subject to lock-up agreements described below), as well as the 39,000 shares being registered by the Selling Securityholders, will be freely transferable without restriction or further registration under the Securities Act except for any shares purchased by an 'affiliate' of the Company within the meaning of Rule 144. The remaining 922,527 outstanding shares of Common Stock are 'restricted securities,' as that term is defined in Rule 144, and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from registration thereunder, including exemptions provided by Rule 144. Approximately 348,070 of such shares are currently eligible for resale under Rule 144; however, 50,000 of such shares are subject to lock-up agreements described hereafter. The remaining shares will become eligible for resale under Rule 144 between March 1998 through May 1998. In addition, the Company has granted to some securityholders certain registration rights. No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the future sale of its equity securities. The Company, its officers, directors and stockholders beneficially owning 5% or more of the Common Stock, and certain other stockholders, holding an aggregate of approximately 2,154,548 shares, have (except for a certain stockholder who has agreed to lock-up his 15,000 shares for a period of 18 months and two additional stockholders with respect to an aggregate of 15,000 shares) agreed for a period of 24 months from the date of the IPO, not to sell or otherwise dispose of any securities of the Company, without the prior written consent of First Metropolitan. To date, First
Metropolitan has waived its lock-up agreements with certain of these stockholders with respect to an aggregate of 603,525 shares and an aggregate of 135,000 of these shares have been sold by such stockholders. See 'Principal Stockholders,' 'Certain Transactions,' 'Description of Securities -- Lock-up Agreements' and 'Shares Eligible for Future Sale.'

     Effect of Outstanding Warrants and Options. The exercise of the Underwriter's Warrants, other warrants and stock options granted or to be granted may adversely affect prevailing market prices for the Common Stock and may dilute the interests of existing stockholders. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of such outstanding securities can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Warrants, other warrants or the options. The Company has

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

granted  certain   demand  and   'piggy-back'  registration   rights  to   First
Metropolitan with respect to the securities issuable upon exercise of the Underwriter's Warrants. See 'Description of Securities.'

     Antitakeover Provisions of Delaware Law. Certain provisions of Delaware law may discourage third party attempts to acquire control of the Company. In particular, Section 203 of the Delaware General Corporation Law generally prohibits a publicly held Delaware corporation from engaging in a 'business combination' with an 'interested stockholder' for a period of three years after the date of the transaction in which such person became an interested stockholder, unless certain restrictive requirements are met. The Company has not opted to include any provisions in its Certificate of Incorporation or By-laws electing not to be governed by Section 203 of the Delaware General Corporation Law. The provisions of Section 203 of the Delaware General Corporation Law may have a depressive effect on the market price of the Common Stock because they could impede any merger, consolidating takeover or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company. See 'Description of Securities.'

     Restrictions on Israeli Government Funding for Research and Development. As of May 14, 1997 TTR Israel has received from the Office of the Chief Scientist of the Israeli Ministry of Industry & Trade (the 'OCS') certain research and development grants in the approximate amount of $97,500. An additional $112,500 has been approved (although not received) by the OCS. As a condition to its participation in the funding program of the OCS, TTR Israel may not transfer the technologies developed using such funds out of Israel without the consent of the OCS. TTR Israel is also obligated to pay a specified level of royalties on sales of products developed using such grants. Moreover, OCS grant programs as are currently in effect require the Company to comply with various conditions in order for TTR Israel to continue to be eligible for participation. The Company anticipates that for so long as such grants continue to be available, TTR Israel will likely seek from time to time to utilize such grants. While the Company believes that TTR Israel will continue to participate in these grant programs, no assurance can be given that this will be the case or that the programs, or their conditions of participation, will be maintained in their current form or at all. See 'Business -- Research and Development.'

     Service of Process and Enforcement of Judgments. Service of process upon directors and officers of the Company, all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, since substantially all of the Company's assets are located outside the United States, any judgment obtained in the United States against the Company may not be collectible within the United States.

     The Company has been informed by its Israeli legal counsel that there is doubt as to the enforceability of civil liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, in original actions instituted in Israel. However, subject to certain limitations, Israeli courts may enforce United States final executory judgments for liquidated amounts in civil matters, obtained after a trial before a court of competent jurisdiction (according to the rules of private international law currently prevailing in Israel) which enforce similar Israeli judgments, provided that (i) due service of process has been effected, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the State of Israel, (iii) such judgments were not obtained by fraud and do not conflict with any other valid judgments in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court. All of the Company's executive officers and Directors have irrevocably appointed Samuel F. Ottensoser, Esq. of Baer Marks & Upham as their agent to receive service of process in any action against them in any Federal or state court of the State of New York.

     Foreign judgments enforced by Israeli courts generally will be payable in Israeli currency, and a specific permit of the Controller of Foreign Exchange will be required to convert the Israeli currency into dollars and to transfer such dollars out of Israel. Judgment creditors must bear the risk that they will be unable to convert their award into foreign currency that can be transferred out of Israel and the risk of unfavorable exchange rates.

     Penny Stock Regulation. Broker-dealer practices in connection with transactions in 'penny stocks' are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on

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

certain national securities exchanges or quoted on the Nasdaq system, provided that current prices and volume information with respect to transactions in such securities are provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities.

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

                                USE OF PROCEEDS

     All of the shares of Common Stock are being offered by the Selling Securityholders. The Company will not receive any proceeds from sales of the shares of Common Stock by the Selling Securityholders.

                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION


     The Company issued 15,000 shares of Common Stock to Holborn Systems Ltd., a consultant to the Company, in respect of services performed. The shares of Common Stock issued to each of Alon Guez and Ascent Inner Dimensions of Jewish Life Inc. in the amounts set forth below were in consideration of services performed. The shares of Common Stock issued to Henry Israel were in respect of a settlement of a suit brought by Mr. Israel, a previous consultant to the Company, against the Company. See 'Business -- Legal Proceedings.'


     The Selling Securityholders are offering an aggregate of 39,000 shares of Common Stock. See 'Principal Stockholders.' The Selling Securityholders have advised the Company that sales of the Selling Securityholders' Shares may be effected from time-to-time by themselves, their pledgees and/or their donees, in transactions (which may including block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the Selling Securityholders' Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders, their pledgees and/or their donees, may effect such transactions by selling the Selling Securityholders' Shares directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of Selling Securityholders' Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Securityholders, their pledgees and/or their donees, and any broker-dealers that act in connection with the sale of the Selling Securityholders' Shares as principals may be deemed to be 'underwriters' within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Selling Securityholders' Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholders' Shares being registered on behalf of the Selling Securityholders are restricted securities while held by the Selling Securityholders and the resale of such securities by the Selling Securityholders is subject to the prospectus delivery and other requirements of the Act. The Selling Securityholders, their pledgees and/or their donees, may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Selling Securityholders' Shares against certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from the sale of the Selling Securityholders' Shares by the Selling Securityholders. Sales of the Selling Securityholders' Shares by the Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Company's securities.

     At the time a particular offer of any securities is made by or on behalf of the Selling Securityholders, to the extent required, a prospectus supplement will be distributed which will set forth the number of securities being offered and the terms of the offering, including the names or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

     Under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and the regulations thereto, any person engaged in distribution of Company securities offered by this Prospectus may not simultaneously engage in market-making activities with respect to Company securities during the applicable 'cooling off' period prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, in connection with transactions in the securities, which provisions may limit the timing of purchases and sales of Company securities by the Selling Securityholders.

     The following table set forth certain information with respect to persons for whom the Company is registering the Selling Securityholders' Shares for resale to the public. The Company will not receive any of the proceeds from the sale of the Selling Securityholders' Shares. Beneficial ownership of the Selling Securityholders' Shares by such Selling Securityholders after the Offering will depend on the number of Selling Securityholders' Shares sold by each Selling Securityholder. The securities held by the Selling Securityholders are restricted securities while held by such Selling Securityholders and the resale of such securities by the Selling Securityholders is subject to prospectus delivery and other requirements of the Act.

                                                             BENEFICIAL                                     BENEFICIAL
                                                           OWNERSHIP PRIOR     PERCENTAGE                    OWNERSHIP
                                                             TO SELLING            OF        AMOUNT OF     AFTER SELLING
                                                          SECURITYHOLDERS'    COMMON STOCK     SHARES     SECURITYHOLDERS'
                                                              OFFERING        OWNED BEFORE     BEING      OFFERING IF ALL
               SELLING SECURITYHOLDER(1)                      SHARES(2)       OFFERING(2)    REGISTERED   SHARES ARE SOLD
--------------------------------------------------------  -----------------   ------------   ----------   ---------------
Holborn Systems Ltd.....................................        15,000            *            15,000            0
Henry Israel............................................        15,000            *            15,000            0
Alon Guez...............................................         5,000            *             5,000            0
Ascent Inner Dimensions of Jewish Life Inc..............         4,000            *             4,000            0
                                                               -------
          Total:........................................        39,000
                                                               -------
                                                               -------

------------

*  Less than 1% of the issued and outstanding shares of Common Stock.

(1) None of the Selling Securityholders is an officer, director or affiliate of the Company.

(2) Based on 3,238,548 shares of Common Stock issued and outstanding (excluding 1,000,000 Escrow Shares). Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

                                DIVIDEND POLICY

     To date, the Company has not paid any cash dividends on its Common Stock. The payment of future cash dividends, if any, is within the discretion of the Board of Directors and will depend upon the Company's earnings, if any, capital requirements and financial condition and other relevant factors. The Board does not intend to declare any cash or other dividends in the foreseeable future, rather it intends to retain future earnings, if any, to provide for the operation and expansion of the Company's business. See 'Plan of Operation.'

                     MARKET FOR REGISTRANT'S COMMON EQUITY
                        AND RELATED STOCKHOLDERS MATTERS

     The Common Stock is traded in the over-the-counter market. It is quoted on the OTC Electronic Bulletin Board under the symbol 'TTRE.'

     The following table sets forth the high and low bid prices of the Company's Common Stock from February 10, 1997, as reported by Nasdaq. Bid quotations represent high and low prices quoted between dealers, do not reflect retail mark-up, mark-down or commission, and do not necessarily represent actual transactions.

                                                                                                        BID
                                                                                                  ----------------
                                            PERIOD                                                 HIGH      LOW
-----------------------------------------------------------------------------------------------   ------    ------
Fiscal Year Ending December 31, 1997

     FIRST QUARTER (February 10, 1997 to March 31, 1997).......................................   $16.50    $ 9.25
     SECOND QUARTER (April 1 to April 30, 1997)................................................   $15.50    $10.88


     On May 28, 1997, the closing price of a share of the Company's Common Stock was $14.00.


     On May 28, 1997, the Company had 71 holders of record of its Common Stock.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of March 31, 1997 (including the 1,000,000 Escrow Shares). The table does not reflect the issuance of the 39,000 shares being offered by the Selling Securityholders. This table should be read in conjunction with the consolidated financial statements and the related notes thereto included elsewhere in this Prospectus.



                                                                                             MARCH 31,
                                                                                                1997
                                                                                             UNAUDITED
                                                                                             ----------
Total liabilities.........................................................................   $  596,694
                                                                                             ----------
Stockholders' equity (deficit)
     Common Stock, $.001 par value; 20,000,000 shares authorized; 4,204,548 shares issued
      and outstanding.....................................................................        4,205
     Additional paid-in capital...........................................................    7,511,685
     Cumulative translation adjustment....................................................       54,269
     Accumulated deficit..................................................................   (3,324,444)
                                                                                             ----------
     Less: Deferred Compensation..........................................................   (2,102,599)
                                                                                             ----------
          Total stockholders' equity .....................................................   (2,143,116)
                                                                                             ----------
               Total capitalization.......................................................    2,739,870
                                                                                             ----------
                                                                                             ----------


                               PLAN OF OPERATION

     To date, the Company has had a limited operating history, is in development-stage and has not realized any operating revenues. The current version of SoftGuard, although out of the development stage and ready for commercialization, has not yet been released. Since inception, the Company's activities have been principally limited to organizational and initial capitalization activities, designing and developing the technology underlying its proposed software protection product lines and recruitment of executive personnel. See 'Business.'

     The Company is actively engaged in developing DiscGuard for CD-ROM copy protection, and anticipates releasing the initial version by the third quarter of 1997. The current version of SoftGuard is intended to be compatible for use on Windows 3.x and MS-DOS based systems. Although ready for release, the Company does not intend on currently releasing the product to the general public unless prevailing market conditions dictate otherwise and the Company develops a sales and other customer support infrastructure. The Company was actively engaged in the development of expanding its SoftGuard product line for multi-platform versatility and compatibility with other operating systems and networks. The Company is exploring other compatible or complementary product offerings. There can be no assurance that the Company will successfully develop or ultimately commercialize any of these proposed products. See 'Business.'

     The Company anticipates undertaking marketing efforts in North America, Israel, Europe and the Far East to increase awareness of the Company's products. In this respect, the Company will be exploring the possibility of establishing strategic relationships with appropriate significant software distributors. Further, it is anticipated that TTR Israel's new Chief Executive Officer, who assumed his duties in September 1996, will devote a significant portion of his time in developing appropriate marketing strategies. In addition, the Company is utilizing an independent marketing professional to explore the possibilities of establishing strategic relationships with well-known software developers and distributors. See 'Management' and 'Business -- Sales and Marketing.'

     The Company anticipates that its existing cash balances are sufficient to satisfy the Company's contemplated cash requirements, based upon the Company's present plans and certain assumptions relating to general economic and industry conditions, market factors, and the Company's future revenues and expenditures. If any of these factors change, the Company may be required to raise additional funds during such period. The Company may, in any event, seek additional financing even though the Company has no present intention, agreement, understanding or commitment with respect to any such financing.

     As of March 31, 1997, the Company had an aggregate of approximately $38,994 in bank loans of which principal payments are due in various installments through 1998. These loans bear interest at rates of prime plus 2.4%-3% per annum and are secured by substantially all of the assets of TTR Israel.


     In September 1996, the Company entered into a loan and security agreement with 732498 Ontario Ltd. ('Ontario') pursuant to which the Company borrowed and aggregate of $133,400 at a per annum interest rate of 22%. To secure the repayment of all amounts due, Ontario was granted a floating security interest and lien, subject to existing liens, on all tangible and intangible property of the Company. The principal and accrued interest on these loans were repaid in full on the consummation of the IPO.

     The Company's product development is centralized out of TTR Israel's facilities in Israel. The Company does not have any commitments or plans to undertake significant capital expenditures in plant or equipment, other than the purchase of approximately $150,000 of computer equipment.


     As of March 31, 1997, the Company has expended approximately $891,532 on its research and development activities, and plans to spend approximately $615,000 to continue such activities. Over the next 12 months, the Company plans to spend approximately $473,000 on marketing related activities. See 'Business -- Research and Development' and ' -- Sales and Marketing.'


     In December 1996 and January 1997 the Company borrowed, on an unsecured basis, an aggregate of $450,000 from six unaffiliated investors at a per annum interest rate of 15%. The prinicpal and accrued interest on these loans were repaid in full on the consummation of the IPO.


     To date, the Company has not generated any revenues from operations. For the period from its inception to March 31, 1997, the Company has incurred net losses aggregating approximately $3,324,444, reflecting principally research and development expenses associated with SoftGuard and general and administrative expenses. Accordingly, TTR Israel's independent auditors included an explanatory paragraph in their report dated April 13, 1997, indicating that there is substantial doubt regarding TTR Israel's ability to continue as a going concern. As a development stage company, the Company has a limited relevant operating history upon which an evaluation of the Company's prospects can be made. The Company's prospects must therefore be evaluated in light of the problems, expenses, delays and complications associated with a new business. As a result of the start-up nature of the Company's business, additional operating losses can be expected in the foreseeable future. There can be no assurance that the Company can be operated profitably in the future. See 'Risk Factors -- Development Stage Company; History of Operating Losses; Accumulated Deficit; Working Capital Deficiency; Uncertainty of Future Profitability,' 'Risk Factors -- Explanatory Paragraph in TTR Israel's Independent Auditors' Report' and the Financial Statements.


     The  Company  currently has  18 employees,  and depending  on its  level of business activity, expects to hire 12 additional employees in the next 12 months, including marketing and sales, research and development, customer support, production and administrative personnel and had allocated approximately $780,000 of the proceeds of the IPO for recruitment and payroll expenses for approximately 20 additional employees over a 12 month period following the IPO, of which 8 have been hired to date. See 'Risk Factors -- Proposed Expansion.'

     The Company expects that any release of the Escrow Shares to officers, directors, employees and consultants of the Company will be deemed compensatory, and accordingly, will result in a substantial non-cash charge to reportable earnings equal to the fair market value of such shares on the date of release. Such charge could substantially increase the Company's loss or reduce or eliminate the Company's net income, if any, for financial reporting purposes for the period(s) during which such shares are, or become probable of being, released from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a depressive effect on the market price of the Company's securities. See 'Risk Factors -- Charge to Earnings in the Event of Release of Escrow Shares.'

                                    BUSINESS

     The Company is primarily engaged in the design and development, and intends to commence marketing of, a family of proprietary software security products that are designed to prevent the unauthorized reproduction and use of computer software programs. TTR's proposed core product, SoftGuard, is designed to be used by software developers for inclusion in their software packages sold to end-users. The current version of SoftGuard, although out of the development stage and ready for commercialization, has not yet been released. The Company is currently actively engaged in developing DiscGuard for CD-ROM copy protection. Since its inception, the Company has been engaged primarily in product design and testing, and has not had any sales revenue to date. The Company's primary objective is to make SoftGuard the market standard for software protection.

INDUSTRY BACKGROUND

     Losses related to the unauthorized use of software present an increasing concern for software developers and publishers. The Business Software Alliance estimated that software-piracy related losses exceeded $13 billion worldwide in 1995. In the United States, total losses from software piracy exceeded $3 billion in 1994. Illegal copies of widely-recognized software programs can frequently be purchased in certain parts of Eastern Europe and the Far East at retail prices that are a fraction of those prevailing in the United States and Europe.

     Additionally, the increasing use of CD-ROMs poses new dangers. Unlike standard distribution diskettes, CD-ROMs enable the processing, storing and distribution of vast amounts of information. Increasingly, the data contained on the CD-ROM is of a purely informative or entertainment nature and is not intended to be installed permanently on the user's hard-drive. Until recently, CD-ROM software has been relatively protected from unauthorized reproduction owing to the relatively high-cost of CD-recording technology. With the advent of low-cost CD Recorders and mass reproduction machines, software pirates are able to duplicate the software applications contained on the CD-ROM with no significant impediment. The unauthorized reproduction (and distribution) of unprotected software applications residing on CD-ROMs can represent significant potential revenue-losses.

     Software protection is a relatively new market. Until the mid-1980's, software developers and publishers traditionally relied on copyright and intellectual property laws to police software piracy. However, as the frequency and sophistication of software piracy increased, continued reliance on legal sanctions frequently proved ineffective. Software developers began to seek ways to aggressively and effectively halt the proliferation of unauthorized copies of their software, thereby triggering the development of the software protection market. Most of the security solutions which were commercially available typically required that the software to be protected be stored in an 'encrypted' mode so as to prevent its copying. In addition, a hardware component such as a 'dongle' (key), a physical device that plugs into a computer's parallel port, was ordinarily utilized. The device must be present in order for the protected software to execute (or 'decrypt'). Without the key or the plug, the protected program wouldn't ordinarily execute. The dongle acts as 'identification code,' enabling the protected software to execute. Dongles and keys are provided directly to the software vendor and are frequently customized for particular software applications. The technology underlying these solutions came to represent the 'market standard' in terms of affording effective software-protection.

     Security solutions utilizing hardware components such as dongles present significant operational difficulties and inconveniences for legitimate end-users. By its very nature, the key is not 'transparent,' and needs to be physically present on a parallel port each time that the protected application is run. Frequently, keys are not interchangeable among different applications, necessitating a different key for each application, giving rise to a 'daisy chain' of plugs protruding out of the back of operating units. Furthermore, dongles cannot currently be mass-produced. Each device must be custom made or programmed, invariably resulting in relatively high production costs.

     Accordingly, dongles are ordinarily used for higher priced applications whose retail price typically exceeds $300. Software developers of many of the commercially available popular software applications, such as well-known word-processing and other business related programs, have elected to forego any software anti-copying protection. Further, the relatively high-cost of the dongles and other peripherals render their use impractical for relatively lower priced CD-ROM applications, such as games or other entertainment packages.

     SoftGuard does not entail the use of any hardware peripherals such as dongles, and requires the end-user to use a protection diskette only once at the installation of the protected software onto the end-user's system. Thereafter, the safety measures are transparent to the legitimate end-user, who need not be aware of their operation. Furthermore, the utilization of SoftGuard does not necessitate the software developer to implement design or code changes in the software. Additionally, the Company expects to be able to mass-produce SoftGuard, significantly decreasing the per-unit production costs. DiscGuard, the proposed CD-ROM protection product, is intended to modify the laser optics system of the CD-ROM mastering machine, rendering the CD-ROM non-reproducible and thereby thwarting CD-ROM pirates' efforts to faithfully reproduce the contents of the CD-ROM.

     TTR believes that its proposed SoftGuard products will provide a versatile, transparent, easy-to-use, effective and relatively inexpensive anti-copying security solution that will not require the software developer to effect any basic design changes to the protected software application program.

BUSINESS STRATEGY

     The Company's primary objective is to make SoftGuard the 'market standard' in software anti-copying protection. The Company intends to pursue a business strategy that incorporates the following principal components:

          Penetration of Software Security Markets. The Company intends to market its proposed SoftGuard product to large well-known software developers whose products enjoy wide geographic dispersion but who have previously disregarded the software security market. By emphasizing SoftGuard's reduced costs and end-user transparency, the Company hopes to promote the penetration of the software security market beyond the current $300 and above retail software market. In addition, new developments such as the proposed DiscGuard CD-ROM product may enable the Company to expand its potential customer base from software developers to CD-ROM replicators. See 'Business -- Sales and Marketing.'

          Penetration of Leading Geographic Marketing Areas. The Company has launched its marketing and distribution efforts in Israel and in North America. The Company also expects to expand its marketing efforts to subsequently include Europe and the Far East. See 'Business -- Sales and Marketing' and ' -- SoftGuard Software Protection System.'

          Continued Product Expansion and Enhancement. The Company is committed to continuous product expansion and enhancement to stay competitive with rapid technological advancement and other changes affecting the computer industry. The Company is focusing its research and development activities toward lowering the cost of its existing proposed products, the design and development of new products, and the enhancement of existing proposed products. See 'Business -- SoftGuard Software Protection System' and ' -- Research and Development.'

          Pursue Strategic Acquisitions. In addition to growing internally, the Company desires to grow through strategic acquisitions. The Company plans to seek to acquire new products or complementary product lines for integration into the Company's product offerings and its business. The Company is not currently engaged in identifying any potential acquisitions and currently has no plans, agreements, understandings or arrangements for any acquisitions. See 'Risk Factors -- Proposed Expansion' and 'Use of Proceeds.'

          Strengthen Competitive Advantages. The Company believes that the key to competition is to offer an effective security product which is more convenient to use and more cost-effective than the competition. Research and development efforts are being focused towards making DiscGuard, a novel approach to software security unavailable to its competition, more effective. In addition, the Company is developing novel approaches to software security such as its DiscGuard for CD-ROM based software, that are unavailable to its competition. See 'Business -- Research and Development'; ' -- SoftGuard Software Protection System' and ' -- Competition.'

DISCGUARD FOR CD-ROM BASED SOFTWARE

     Increasingly, popular game, video, educational materials (i.e., encyclopedias), business and other professional applications are distributed via CD-ROM. A CD-ROM is able to store vast amounts of data, rendering it a more efficient distribution vehicle than the standard diskette. Ordinarily, the user does not install onto a hard-drive the data contained on the CD-ROM, but merely accesses it from time to time for educative, entertainment or professional purposes.

     Until recently, CD-ROM based applications have enjoyed some immunity from unauthorized reproduction due to the high cost of the copying hardware. However, the decreasing costs of CD-Recorders, which can be used to faithfully reproduce unauthorized copies of the CD-ROM, and the increased availability of other mass reproduction machines, have contributed to the increase in CD piracy. By use of a CD-Recorder, a software pirate is able to read the software application program contained on the CD-ROM and to faithfully reproduce a copy of such program on a parallel CD-ROM. Conventional encryption based technologies that encrypt data contained on the CD-ROM are impractical if the user does not ordinarily install the CD-ROM data onto a hard-drive. Also, dongles are prohibitively expensive for the popular CD-ROM applications.

     The Company is developing a proprietary technology, based on the SoftGuard core technology, that permits it to programmatically distinguish between an authentic original CD-ROM designed by the software developer and an unauthorized reproduction. Thus, a software pirate who is attempting to copy a CD-ROM will be prevented from faithfully reproducing the software program. The Company's proposed solution involves modifications to the laser optics system of the CD-ROM mastering machine. This technology is intended to prevent the faithful reproduction of the CD-ROM itself, without reference to the data contained on it. The Company expects to commercially release its DiscGuard CD-ROM product by the third quarter of 1997.

     Current conventional technologies utilize holograms and bad sectors as a means of thwarting the illegal replication of CD-ROMs. The Company believes that these methods may be easily overcome by software pirates. The Company's DiscGuard product is unique in that it enables the mass production of DiscGuard protected CD-ROMs without violating CD standards and specifications (i.e. no bad sectors). Additionally, DiscGuard can also work in conjunction with hologram based solutions.

     On April 14, 1997, TTR Israel entered into a memorandum of understanding (the 'DCA MOU') with Doug Carson and Associates Ltd. ('DCA') relating to the principal terms of a proposed license agreement to use the DiscGuard technology. DCA is a leading supplier of mastering interface systems for use on CD-ROM and DVD-ROM mastering machines. Mastering machines are devices used to produce a master disc which is used on disc replicating machines for purposes of pressing out hundreds of thousands of discs. The Company believes that DCA designs and produces a substantial portion of the mastering interface systems in use in mastering and replicating machines worldwide. Pursuant to the DCA MOU, the Company granted DCA and its subsidiaries a worldwide, non-exclusive, non-transferable license to use DiscGuard to enhance its mastering interface systems. Additionally, DCA has undertaken to introduce the Company to DCA customers and end-users. Among other things, DCA has undertaken to assist Nimbus CD International Inc. ('Nimbus'), a world recognized CD-ROM replicator, in integrating (pursuant to the Nimbus MOU described below) the DiscGuard enhanced mastering interface system into Nimbus' mastering machines to produce a first-run of 1,000 DiscGuard treated CD-ROMs ('First Run'). If the First-Run is satisfactory to the Company, of which no assurance can be given, DCA and its subsidiaries will be granted an exclusive, one-year, non-transferable, royalty-free license to integrate, manufacture and sell DiscGuard enhanced mastering interface systems.

     On May 11, 1997 the Company, DCA and Nimbus entered into a memorandum of understanding (the 'Nimbus MOU') relating to the principal terms of a proposed license agreement granting Nimbus the right to use the DisGuard technology for the purpose of replicating DisGuard protected CD-ROMs and DVDs (the 'Protected Media'). Upon successful completion of the First Run, Nimbus shall be granted an exclusive six month license to produce Protected Media through mastering machines.

     During the term of the license agreement Nimbus shall pay TTR 50% of the premium per Protected Media disc sold or distributed by or on behalf of Nimbus, which shall be a minimum of $0.15 per disc. Additionally with respect to each DiscGuard protected title sold or distributed by or on behalf

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

of Nimbus, a mandatory $1,500 mastering charge will be collected by Nimbus, from which TTR shall be paid $1,000.

     Although no assurances can be given with respect to the successful development and marketing of a DiscGuard product, the Company believes that the integration of the DiscGuard technology into the DCA mastering interface system will expose the Company's unique product line to many of the CD-ROM replicators worldwide, thereby establishing the infrastructure necessary for software publishers to integrate DiscGuard technology into their software products.

SOFTGUARD SOFTWARE PROTECTION SYSTEM

     The proposed SoftGuard software protection products are intended to provide comprehensive protection against unauthorized software copying. SoftGuard is to be comprised of a specially designed protection diskette, which provides anti-copying protection while the software resides on a distribution diskette, CD-ROM or other distribution medium, as is the case when the software is initially purchased by the end-user, and a software-based solution that protects against unauthorized reproduction once the software is installed onto the legitimate end-user's system. SoftGuard will not include any hardware peripherals such as dongles.

     The software applications to be protected will be encrypted by the software developer using an encryption key derived from the protection diskette. The protection diskette will be a standard commercially available diskette which is physically altered by means of a novel and proprietary method to imprint an identification code that is unique to the particular software house and the specific application. The protected software will be purchased by the end-user in the encrypted format, and such protected software will not execute or run as intended unless it is installed in the presence of an authentic protection diskette containing the appropriate identification code. Without the protection diskette, the protected software will not properly install onto the end-user's system and cannot be used. The protection diskette will be sold to the developer and included in the applications package that is finally distributed to the end-user. The protection diskette will be designed to be used only once by the end-user at the time of the initial installation of the protected software.

     It is intended that the developer's software program will further be protected by the SoftGuard software licensed from the Company. As part of the installation of the protected software onto the legitimate end-user's hard drive, SoftGuard re-encrypts the protected software. The re-encryption effected by SoftGuard is designed to adapt to certain unique characteristics of the computer on which the protected software is being installed. When the authorized or legitimate end-user tries to run the protected software (after installation on the end-user's system), SoftGuard verifies the validity of the installed software, decrypts the protected file and permits execution to take place. Protected software subsequently installed or copied onto a different unit will not work unless so authorized by the software developer, and thus will not execute. The software developer will fix a pre-determined number of times that the protected software can be installed (or reinstalled in the event of hard disk failure) by the legitimate end-user. Any attempted installation beyond such authorized number will not properly execute. Furthermore, SoftGuard will provide the software developer with the option of limiting any installs of the protected software for a pre-determined time-period. Thus, the end-user can try the protected software for a limited time-period. This option will provide the software developer with a powerful marketing tool, enabling it to expose the benefits and applications of its software to the market without incurring the risk of unauthorized mass-copying and distribution of the software.

     The  encryption  key derived  from the  protection diskette  is based  on a published algorithm. SoftGuard utilizes a unique technology to develop the encryption keys. The encryption key is based in part upon the pattern created by a series of marks on the diskette generated by physically altering the diskette to remove magnetic material from its surface in pre-determined areas. The resulting distinct pattern, or key, is used as a parameter in creating an encryption key that can produce different encryption formats upon a corresponding change in the key. In Management's view, this creates a highly effective product since the unlikely event of the successful cracking of one encryption key by an unauthorized user will not assist in the cracking of another key.

     Additionally, most commercially available anti-copying software-based solutions utilize an 'envelope' method of encryption whereby the executable file to be protected is encrypted in such a manner which requires a 'jump' to the beginning of the protected file on the system's memory when such file is executed. For someone running a debugger, such as a potential hacker, the envelope method acts as a beacon indicating where, on a system's memory, the protected file resides. Once the hacker knows where the protected file begins in the system's memory, he is able to take a snapshot of the protected file in its unencrypted and unprotected format and download it to a disk, thereby effectively 'cracking' the program. Unlike the envelope method of encryption protection, SoftGuard will utilize a program that monitors all program executions. Upon execution of a SoftGuard protected file, the SoftGuard monitor will validate the protected file and remove the encryption, thereby allowing successful execution. The SoftGuard method of encryption requires no 'jump' to the beginning of the protected file on the system's memory. Thus, the potential hacker is not informed as to where the protected file begins in the system's memory. In Management's view, these features present significant impediments to 'cracking.'

     The Company intends on using a specially designed and highly accurate laser-based duplicating machine to mass-produce the protection diskettes (the 'Diskette Marking Machine'). Mass-production of the protection diskettes will significantly reduce the production costs of the protected software, affording the software developer with a low-cost effective solution to unauthorized software copying. Since the protection diskettes will only be able to be produced by the Company's specially designed Diskette Marking Machine, Management believes that it is highly unlikely for an unauthorized person to make usable copies of protection diskettes.

     SoftGuard is intended to be used to safeguard MS-DOS and Microsoft Windows EXE executable files, as well as non-executable files including Windows DLL's and runtime applications.

SOFTGUARD SOFTWARE PROTECTION PRODUCT LINE AND DEVELOPMENTS

     The initial version of SoftGuard is compatible for use on Windows and DOS based systems. The Company is planning on expanding the proposed SoftGuard product line for multi-platform versatility with interoperability and compatibility with other operating systems. There can be no assurance given that the Company will successfully develop any new products, or if developed, that they will be developed in a timely fashion and/or result in sales. See 'Risk Factors -- New Products and Rapid Technological Change.' The Company is currently developing or planning on developing the following new features to the SoftGuard product line:

          SoftGuard for Windows 95. The proposed SoftGuard for Windows 95 is intended to support protected applications that are compatible with Windows
     95. Upon finalization, SoftGuard for Windows 95 is expected to include all of the features of the Windows 3.x version of SoftGuard. The program development is completed and the system has been tested by the Company's quality assurance staff.

          SoftGuard for Windows NT. This version is intended to support protected applications (both 16 and 32 bit) under Windows NT. It is expected to include all of the features found in the Windows 3.x version of SoftGuard. The program is currently in a system design phase, which occurs after the functional specifications of the software system have been determined, whereby the system files, databases, logical processes and interfaces with other systems and with a user are designed.

          SoftGuard for NEC and SoftGuard for Macintosh. The overwhelming majority of the Japanese software market utilize NEC based operating systems. In addition, many software developers design their software to run on Macintosh operating systems in addition to DOS/Windows. TTR is in the functional definition stage of adapting SoftGuard to operate on these systems, whereby the functional specifications are being developed.

          NetGuard. The proposed networks version of SoftGuard is being designed to be used on any type of network server. The networks version is intended to support tandem servers, RAID and disk stripping, as well as automatic crash recovery. Additionally, it is being designed to enable any desired combination of fixed and floating licensing. The proposed product is currently in a program design and program development stage. In program design, the individual programs which

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

     comprise the processes of the system are designed. In the program development stage, programmers use the program design documents to write the programs which are then tested individually.

TTR REMOTE ACTIVATION CENTER FOR INTERNET (ELECTRONIC) DISTRIBUTION

     Companies desiring to distribute protected software electronically need to insure that payment for the downloaded software is received and that such software is restricted to use to one site per payment. Utilizing the core technology incorporated in SoftGuard, the Company believes that it is addressing these concerns with the Remote Activation Center for Internet (Electronic) Distribution. The Remote Activation Center as proposed is based on a triangular communication design, linking the end-user's system, the software distributor's Internet server and the Company's Internet server. This will permit companies that would like to sell protected software via electronic distribution such as the Internet to protect their software utilizing similar procedures as in the conventional version of SoftGuard. Once the end-user downloads and pays for the protected (encrypted) software, the distributor's server would activate a utility which automatically notifies the Company's Internet web server. All of this would happen automatically and transparently to the end-user. It is intended that when the end-user installs the protected software, the Company's Internet server will be automatically contacted. Upon verification of payment, the Company's server would pass a decryption key to unlock the protected software. This part of the process is similar to the install process which takes place in the current conventional version, with the Company's server acting like the protection diskette. Unlike other remote activation schemes, the SoftGuard electronic distribution product will not require the end-user to enter a key-code in order to activate the downloaded software. Once the downloaded software is installed onto the end-user's hard drive, it will be protected in the same way as conventionally distributed SoftGuard treated software. Thus, the Remote Activation Center is intended to insure payment by the end-user in addition to providing conventional software protection. The Remote Activation Center is currently in a program design and program development phase. The Company expects the proposed system to begin beta testing during the third quarter of 1997 with a targeted commercial release date by the end of the fourth quarter of 1997.

ADVANTAGES OF SOFTGUARD

     From an end-user's viewpoint, copy protection is not necessarily the most welcome feature in a software program. Many software development houses have elected to not include software protection with their software programs because end-users have encountered operational difficulties with, or have indicated an unwillingness to use, such software protection. The Company believes that its proposed SoftGuard products will address many of the operational difficulties previously encountered by end-users. Significant features of SoftGuard available to the end-user will include the following:

          Avoids the Inconvenience Associated with Hardware Components or Peripherals. Unlike most commercially available anti-copying solutions utilizing hardware peripherals such as dongles, SoftGuard is proposed to be a hardware-based solution in a software format that utilizes one diskette that is typically used by the end-user only once at the time of installation of the protected software onto the desired computer. Thereafter, the solution is entirely software based. With SoftGuard, the end-user avoids the inconvenience associated with hardware peripherals each time the software is accessed. This renders SoftGuard versatile and especially attractive for the growing number of laptop users.

          Transparent Safety Features. Upon installation by the legitimate end-user, the anti-copying features of SoftGuard are intended to integrate onto the operating system and will not require any subsequent end-user interaction. The software will be able to be accessed and used by the legitimate end-user without any inconvenient procedures or steps on the legitimate end-user's part. Accordingly, once the protected software program is installed utilizing the protection diskette, the SoftGuard safety features will be self-executing and transparent to the end-user.

          Competitive Pricing. Unlike most commercially available solutions utilizing dongles, where such peripherals need to be custom made, the protection diskettes are expected to be mass-produced, resulting in a cost savings to the software developer that can be passed onto the end-user.

          Anti-virus protection. Computer viruses typically attach themselves to executable files. Since SoftGuard protected executable files will be maintained in an encrypted format, a by-product of SoftGuard protection is that viruses will not be able to attach themselves to SoftGuard protected files.

          Authorized Transfers. Increasingly, end-users work outside of, or in addition to, the traditional office setting. If the software developer chooses, SoftGuard will be able to enable the legitimate end-user to perform an authorized install of the protected application on both the office-based unit and the additional portable or home-based unit, as needed. Authorization can thus be transferred using a built in utility to the unit where the end-user would like to work.

RESEARCH AND DEVELOPMENT

     The computer industry in general is characterized by rapid product changes resulting from new technological developments, performance improvements and lower production costs. The Company's research and development activities to date have focused on developing products responsive to perceived immediate demands in the market. The Company believes that its future growth in the software protection field, of which no assurance can be given, depends in large part on its ability to be an innovator in the development and application of its proprietary technology and know-how. The Company intends to work closely with software developers to determine their requirements and to design enhancements and new releases to meet their needs.

     The Company has a staff of ten full-time research and development personnel working on improvements and enhancements to current and anticipated products as well as developing new products for the software security industry. The Company has a policy of recruiting highly qualified technical personnel and anticipates expanding its research and development personnel in order to maintain its technological expertise. The Company intends to capitalize on the highly-skilled pool of computer and engineering professionals in Israel in pursuing its product research and development efforts.

     The Company intends to expand its research and development department into three groups: a research group, a development group and a quality assurance group. The Company anticipates hiring between 15 and 18 additional employees to staff these groups. The development team will be responsible for developing new products identified by the research group and the maintenance and enhancement of current products. The quality assurance group will be responsible for the quality of all products and customer support. See 'Business -- Customer Support' and 'Plan of Operation.'

     TTR Israel has received grants from the OCS aggregating approximately $97,500. An additional $112,500 has been approved (although not received) by the OCS. Generally, grants from OCS constitute up to 50% of certain research and development expenses on the development of products intended for export. Under terms of the OCS's participation, a royalty of 3% of the net sales of products developed from a project funded by OCS must generally be paid, beginning with the commencement of sales of products developed with grant funds and ending when 150% of the grant is repaid. The terms of the Israeli government participation also require that the manufacture of products developed with government grants be forever performed in Israel, even after all of the required royalty payments are made, unless a special approval has been granted. Separate Government of Israel consent is required to transfer to third parties technologies developed through projects in which the OCS participates. The Company believes that these restrictions and obligations will not have a material adverse effect on the operations of the Company since the Company does not presently anticipate manufacturing its products outside of Israel or transferring technology developed by it to third parties. Further, such restrictions do not apply to exports from Israel of products developed with such technologies. Additionally, government consent to use less offensive third party manufacturing sites outside of Israel is not unreasonably withheld.

     The Company's research and development efforts are currently focused on the compatibility of its products with the most widely used software functioning on different platforms. From the date of

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inception through  March  31,  1997,  the  Company  has  expended  approximately
$891,532 on its research and development activities. The Company expects the level of its research and development expense to increase in the future. The Company allocated approximately $615,000 of the net proceeds of the IPO for research and development activities.


SALES AND MARKETING

     The Company's objective is to make SoftGuard the market standard for software anti-copying protection. The Company allocated approximately $473,000 of the net proceeds of the IPO to be used to launch a marketing and distribution effort initially in Israel and North America with subsequent efforts in Europe and the Far East. See 'Risk Factors -- Limited Marketing Capability.'

     The Company currently employs two salesman but anticipates expanding its sales and marketing personnel during the next six months. Initially, the Company plans to open a North America sales office in Boston, Massachusetts by the third quarter of 1997. The Company is also considering future locations in Chicago, Illinois and Houston, Texas. The Company intends to center its marketing efforts around advertising and promotional campaigns designed to enhance brand name recognition. See 'Business -- Patents, Trademarks and Proprietary Information.'

     Mr. Arik Shavit, the new Chief Executive Officer of TTR Israel, has extensive experience in the hi-tech marketing field and it is anticipated that Mr. Shavit will devote a significant amount of his business time to developing and implementing appropriate marketing strategies designed to expand recognition of the Company and its products. See 'Management.' Additionally, the Company has entered into an agreement with an independent marketing professional with experience in the introduction of new hi-tech products and concepts to the market. Management believes that utilizing the services of a market professional is instrumental in establishing strategic relationships with certain of the larger and internationally recognized software developers and distributors. However, no assurance can be given that such an agreement will result in strategic relationships with well-known software developers and distributors.

     The Company intends to establish a distribution network, although no assurance can be given, that will attempt to penetrate the relevant markets. The Company anticipates that its marketing strategy will include original equipment manufacturer ('OEM') arrangements with software vendors and distributors and direct sales over the Internet. The Company views the rapid penetration of the North American, European and Far Eastern markets as a key strategic element in the success of its business, and it intends to devote significant marketing efforts in these areas.

     The Company intends on selling the protection diskette to software developers or to their packagers who will include the protection diskette with their software program that is ultimately sold to the end-user. In addition, the Company will license its protection software to the developer. The Company will receive a licensing fee from the developer, which is expected to be determined on a case-by-case basis, dependent, among others, upon the retail price and the expected sales of the software.

     The Company has established an Internet web site whereby it will promote its proposed products electronically. The Company intends on using the site, at http:/www.ttr.co.il, to permit software houses to be able to download demonstration test versions of its proposed Remote Activation Center. See 'Business -- TTR Remote Activation Center for Internet (Electronic) Distribution.' Following the demonstration, the software developer will be able to contact the Company and obtain an authorization code if it wishes to purchase the product. The Company anticipates that electronic distribution will assume an increasingly larger role in the product distribution efforts of software developers. The Company plans on charging a fee to the software developer each time the Company's Internet server is contacted by the end-user as well as a license for including the Company's software protection in the downloaded software, similar to conventional SoftGuard.

     The Company's proposed DiscGuard CD-ROM protection technology, premised on distinguishing between authentic and replicated CD-ROMs, will involve changes to the circuitry controlling the laser writing of CDs on CD presses and recorders. There is no need, however, to open up CD presses physically to modify the circuitry. These machines are designed to accept 'plug-ins.' The Company is developing a black box (electronic circuit), although no assurance can be given, which can be attached

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

to a CD press. The Company intends to license use of these black boxes to CD-ROM replicators. The replicator may then use the machines to produce either conventional or non-reproducible CDs for those clients requesting it. Clients of the replicators are expected to pay a premium for the non-reproducible CDs, a portion of which would go to the Company. See ' -- DiscGuard for CD-ROM Based Software' for a discussion of the Company's Memorandum of Understanding with Doug Carson & Associates Ltd. relating to a proposed license to enhance a mastering interface system with the DiscGuard technology. The Company is also currently negotiating with CD recording equipment manufacturers to incorporate DiscGuard technology into the recorder. If agreements are entered into, to which no assurance can be given, the Company expects that such manufacturers would be licensed to design, manufacture and market DiscGuard enhanced recorders. Customers of such manufacturers would then enter into separate licenses with the Company for the software necessary to enable the DiscGuard option on the recorder.

PRODUCTION AND SUPPLIES

     The Diskette Marking Machine, used to specially mark the protection diskettes used in SoftGuard, is specially made to the Company's order. Management estimates that each Diskette Marking Machine is capable of supporting the annual production, at full capacity, of 750,000 protection diskettes. The Company currently has one fully-operating Diskette Marking Machine, which it believes can meet its needs for a minimum of 12 months following the completion of the IPO. Although the Company does not have a written contract with Pylon Technologies Ltd., the manufacturer of its Diskette Marking Machine, the Company believes, based upon the experience of Management and the Company's working relationship with such manufacturer, that it will be able to have additional Diskette Marking Machines produced on an as needed basis. All of the sources and components used in the manufacture and assembly of the Diskette Marking Machine are obtainable from local sources, except for the laser device that specially marks each protection diskette. However, the Company believes that there are adequate alternative sources for such devices.

     The manufacture of the protection diskettes requires that standard commercially available diskettes, specially formatted, be physically altered by the Diskette Marking Machine to create the identification code from which the encryption is derived. The Company obtains the specially formatted diskettes from a local source, at an approximate cost to the Company of $.50 per formatted diskette. The Company does not regard any one supplier as essential to its operations, since equivalent replacements for the diskettes are either available from one or more of the Company's other suppliers or are available from various other sources at competitive prices.

     The Company anticipates that it will be able to fill orders for its products within several hours to no longer than several weeks after receipt of a firm purchase order. Consequently, the Company believes that backlog will be kept at low levels as a result of the Company's ability to fill orders relatively quickly. Due to the nature of its intended sales and marketing efforts and the expected resulting close contact with the customer prior to the receipt of a purchase order, the Company anticipates being able to plan its production and component purchases in advance in order to enable it, although no assurance can be given, to deliver its products quickly after receipt of an order.

     The Company intends to manufacture in-house the black boxes for its proposed DiscGuard product. All of the sources and components used in the manufacture and assembly of the black boxes are obtainable from local sources. The Company currently does not have a written contract with any supplier of these parts; however, the Company believes that there are adequate alternative sources for each component.

CUSTOMER SUPPORT

     The Company believes that highly efficient, responsive and prompt customer service is essential for the Company's success in building and retaining customer confidence.

     Upon the commencement of commercialization of its proposed products, the Company anticipates maintaining an appropriately sized staff of customer service personnel, which will offer direct technical support. The Company anticipates that it will geographically disperse its support staff as needed. On a routine basis, the support staff will be expected to provide feed-back to the Company's research and

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development and marketing staffs.  The Company intends to  use a portion of  the net proceeds of the IPO to increase its customer service capabilities.


COMPETITION

     The software protection industry is extremely competitive. The Company faces tough competition from companies that are more established, benefit from greater market recognition and have greater resources, financial and otherwise, than the Company. The Company's primary competitors are Rainbow Technologies Inc. and Aladdin Knowledge Systems Ltd., whom the Company believes to have the largest installed product base in the limited market that exists for software security products. Further, there can be no assurance that existing software companies will not enter the market in the future. Most of the software protection products distributed by each of these competitors utilize a hardware device such as a dongle. Although the Company believes that its proposed SoftGuard line of products will be favorably distinguishable from those of its competitors, there can be no assurance that the Company will be able to penetrate any of its competitor's portion of the market. See 'Risk Factors -- Competition.'

     The Company believes that its principal competitive advantages will be its ability to offer a relatively inexpensive and effective software-protection solution that does not utilize any hardware components (other than a protection diskette) such as a dongle, plug, key or similar device that is compatible with a wide variety of operating systems and platforms. The Company believes that its proposed products will provide an additional competitive advantage in that they are transparent to the end-user and do not interfere with the operation of the computer or the protected application. Additionally, the Company's expected ability to mass-produce the protection diskettes may provide it with an additional competitive advantage in that it is anticipated to significantly reduce the protected software's per-unit production costs. There can, however, be no assurance that the Company will be able to continue developing products with innovative features and functions, or that competitive pressures will not result in price reductions that could materially adversely affect the Company. See 'Risk Factors -- Competition.'

PATENTS, TRADEMARKS AND PROPRIETARY INFORMATION

     The Company currently relies on a combination of trade secret, copyright and trademark law, as well as non-disclosure agreements and invention-assignment agreements, to establish and protect the technologies used in its proposed products and other proprietary information. In addition, the Company has filed patent applications in the United States, Israel, Germany, France, Great Britain, the Netherlands and Japan with respect to the technology underlying the imprinting of the protection diskettes to be used in SoftGuard and has filed patent applications in the United States for the technology underlying the proposed DiscGuard CD-ROM based protection and intends on filing additional applications in other countries. There can be no assurance that any patents will be granted or that the Company's proprietary technology will remain a secret or that others will not develop similar technology and use such technology to compete with the Company. See 'Risk Factors -- Uncertain Ability to Protect Patent-Pending Technology' and ' -- Legal Proceedings.'

     The Company is of the view that its software products are proprietary and are protected by copyright law, non-disclosure and secrecy agreements. The Company also relies on proprietary know-how and employs various methods, such as the proper labeling of confidential documents and non-disclosure agreements, to protect its processes, concepts, ideas and documentation associated with its proprietary products. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such processes, concepts, ideas and documentation.

     The Company believes that product recognition is an important competitive factor. Accordingly, the Company intends to promote the 'SoftGuard,' 'NetGuard,' 'Remote Activation Center' and 'DiscGuard' trademarks in connection with its marketing activities. The Company pursues the registration of its trademarks in the United States and (based upon anticipated use) internationally, and has applied for the registration of certain of its trademarks, including 'SoftGuard.' The Company intends on making additional applications for registration with respect to other marks. There can be no assurance that prior registrations and/or uses of one or more of such marks (or a confusingly similar mark) does not exist in one or more of such countries, in which case the Company might thereby be precluded from registering and/or using such mark in such country. The Company's use and registration rights with respect to any trademark does not ensure that the Company has superior rights to others that may register or use identical or similar marks on related goods and services. See 'Risk Factors -- Trademark Registration.'

CONDITIONS IN ISRAEL

     The following information is intended to advise prospective investors of certain conditions in Israel that could affect the Company.

POLITICAL CONDITIONS

     Since the establishment of the State of Israel in 1948, a state of hostility existed, varying as to degree, among Israel and various Arab countries. A peace agreement was signed between Israel and Egypt in 1979 and limited relations have been established. A peace treaty with the Hashemite Kingdom of Jordan was signed in 1995, ending the state of war along Israel's longest border.

     Since December 1987, civil unrest has existed in the territories which came under Israel's control in 1967. In April 1994, negotiations between Israel and the Palestine Liberation Organization resulted in the signing of an interim agreement to grant Palestinian Arabs limited autonomy in certain of the Territories administered by Israel. The interim agreement was followed by a series of agreements and understandings expanding the areas subject to autonomous administration. No prediction can be made as to whether a final resolution of the area's problems will be achieved, as to the nature of any such resolution or whether the civil unrest in the administered territories will continue and to what extent the unrest will have an adverse impact on Israel's economic development or on the operations of the Company in the future.

     All adult male permanent residents of Israel under the age of 51 are, unless exempt, obligated to perform up to 45 days of military reserve duty annually. Additionally, all such residents are subject to being called to active duty at any time under emergency circumstances. Many of the male employees of the Company (including its President) are currently obligated to perform annual reserve duty. While the Company and its personnel have operated effectively under these requirements, no assessments can be made as to the full impact on the Company's work force or business if conditions should change and no prediction can be made as to the effect on the Company of any expansion or reduction of these obligations.

     Certain countries and companies participate in a boycott of Israeli companies and others doing business in Israel or with Israel companies. The Company, however, believes that the boycott will not have an material adverse impact on the Company's business.

ECONOMIC CONDITIONS

     Israel's economy has been subject to numerous de-stabilizing factors, including a period of rampant inflation in the early to mid 1980s, low foreign exchange reserves, fluctuations in world commodity prices, military conflicts and civil unrest. For these and associated reasons, the Israeli Government has intervened in sectors of the Israeli economy, employing among other means, fiscal and monetary policies, import duties, foreign currency restrictions and control of wages, prices and exchange rates, and has frequently reversed or modified its policies in all these areas. The New Israeli Shekel ('NIS') is linked to a weighted basket of major currencies, of which the US Dollar constitutes 50%. Periodically, the central Bank of Israel resets the target exchange rate of the NIS in relation to the currency basket, and allows the actual exchange rate to float within a range of 5% of the target rate.

     Israel has recently experience a wave of immigration from the former Soviet Union and its satellite countries. Almost 600,000 new immigrants have arrived since 1989. The rate of recent immigration, however, has declined dramatically. If immigration were to resume to its former levels, increased strains on government services, economic development and resources could be expected. Notwithstanding, it could be expected that such increased immigration would also result in an increase in the highly-skilled labor pool.

TRADE AGREEMENTS

     Israel is a member of the United Nations, the international Monetary Fund, the International Bank for Reconstruction & Development and the International Finance Corporation. Israel is a signatory to the General Agreement on Tariffs and Trade, which provides for reciprocal lowering of trade barriers among its members.

     Israel became associated with the European Union by an agreement concluded in 1975 which confers certain advantages with respect to Israeli exports to most of the European countries and obliges Israel to lower its tariffs with respect to imports from those countries over a number of years.

     In 1985, Israel and the United States entered into an agreement to establish a Free Trade Area, which is intended to ultimately eliminate all tariff and certain non-tariff trade between the two countries. Under the Agreement, most products received immediate duty free status in 1985, staged reductions are taking place on others and reductions on tariffs relative to a third category may be accelerated prior to 1995, by which all tariffs are to be eliminated.

PROPERTIES

     The Company, through TTR Israel, currently leases approximately 4,860 square feet for its executive offices, research and production facilities in Kfar Saba, Israel at a monthly rental of approximately $4,025 pursuant to a three-year lease expiring in May 1999, subject to two optional annual renewals through May 2001.

EMPLOYEES

     The Company presently has 18 full-time employees, of whom ten are employed in research and development, two in sales, three in management, one in quality assurance, and two in administration.

LEGAL PROCEEDINGS

     The Company is not a party to any material litigation and is not aware of any pending or threatened litigation; except as follows:

     On October 31, 1996, the Company received a letter from attorneys representing Smart Chip Group USA ('Smart Chip') in Israel relating to allegations that the Company was infringing certain proprietary rights of Smart Chip and/or its affiliates. Specifically, Smart Chip alleged that the technologies comprising the Company's proposed products use or are derived from technologies developed by Dr. Baruch Sollish, the Company's Vice President -- Product Research and Development, as part of his prior consulting services provided to Smart Chip. The Company has denied these allegations. Management believes that the allegations are without merit and intends, should it become necessary, to vigorously defend against those claims. However, there can be no assurance that the Company will be successful in defending against such claims. See 'Risk Factors -- Uncertain Ability to Protect Patent-Pending Technology.'

     On March 31, 1997, the Company was served with notice of a law suit filed with the District Court in Tel Aviv-Jaffa, Israel by Henry Israel, a former consultant of the Company, alleging that an oral agreement exists between the Company and Mr. Israel to which Mr. Israel is entitled, as consideration for services rendered and the assignment of all investor's rights, to 5% of the 'rights' in SoftGuard, including DiscGuard and any further developments and enhancements therein, as well as any proceeds received therefrom. Management believes that the allegations are without merit. Notwithstanding, to avoid costly litigation, the Company entered into an agreement with Mr. Israel on May 6, 1997 (the 'Settlement Agreement') whereby Mr. Israel dismissed the law suit with prejudice in consideration of the Company's issuance to him of 15,000 shares of Common Stock. Pursuant to the Settlement Agreement, the Company has agreed to register such shares under the Securities Act and has guaranteed, under certain circumstances, a gross sales price in an ordinary brokerage transaction in the over-the-counter market of $15.50 per share. The Company's obligation shall terminate if at any time after registration the sale price at which the Company's publicly traded common stock trades averages in excess of $15.50 per share for a consecutive 2 business day period.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The names, ages and positions of the executive officers and Directors of the Company are as follows:

              NAME                 AGE                                   POSITION
--------------------------------   ---   -------------------------------------------------------------------------
Marc D. Tokayer.................   40    Chairman of  the  Board,  President  and  Treasurer;  and  President  and
                                           Director of TTR Israel
Baruch Sollish..................   50    Director,   Vice  President  --  Product  Research  and  Development  and
                                           Secretary;  and  Director  of  Product  Research  and  Development  and
                                           Director of TTR Israel
Arik Shavit.....................   47    Director  and Vice President; and Chief Executive Officer and Director of
                                           TTR Israel
Robert Friedman.................   35    Chief Financial Officer

     Marc D. Tokayer is the founder of the Company and has been Chairman of the Board of Directors, President and Treasurer of the Company since its inception in July 1994 and Chairman of the Board of Directors, President and Chief Executive Officer of TTR Israel since its inception in December 1994. From September 1992 until he joined the Company, Mr. Tokayer worked as an independent consultant primarily in the areas of business applications. From October 1990 through August 1992, Mr. Tokayer was employed by Yael Ltd., a software company, where he managed the development of the Central Inventory Control System.

     Baruch Sollish, Ph.D. has been a Director of the Company and the Manager of Product Research and Development for TTR Israel since December 1994. He was elected the Vice President -- Product Research and Development and Secretary of the Company in September 1996. Dr. Sollish created the core technology that makes up the SoftGuard protection process. Prior to joining the Company, from June 1987 through December 1994, Dr. Sollish founded and managed Peletronics Ltd., an Israel software company, engaged primarily in the field of smart cards and software design for personnel administration, municipal tax authorities and billing procedures at bank clearance centers. Dr. Sollish holds six United States Patents in the fields of electro optics, ultrasound and electronics and has published and lectured extensively.

     Arik Shavit has been a Director and Vice President of the Company and the Chief Executive Officer of TTR Israel since September 1996. Prior thereto, Mr. Shavit was a Manager of Business Development, Smart Card Services at IBM Israel Ltd., where he had held this position since August 1994. From August 1990 through July 1994, Mr. Shavit founded and managed Silvaco (Israel) Ltd., an Israeli subsidiary of SILVACO International, Inc., a California based software company which develops state-of-the-art computer aided engineering (CAE) Software Applications and provided development, marketing and support services. Mr. Shavit also served as Corporate Vice-President and Director of the United States company.

     Robert Friedman has been the Chief Financial Officer of the Company since March 11, 1997. Prior thereto from 1993 to 1996, Mr. Friedman was employed as a Vice President at Oppenheimer & Co., Inc., New York, where he managed the Israel Desk. Between 1990-1991, Mr. Friedman was a Vice President at the Castle Group Ltd. in New York, a venture capital firm where he performed financial and strategic marketing analysis for seed capital investments and equity private placements for hi-tech companies.

     In accordance with the by-laws of the Company, the number of directors of the Company shall be three, unless such number is increased or decreased by a vote of the majority of the outstanding shares of the Company. The Company currently has three directors, Messrs. Tokayer, Sollish and Shavit. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors currently receive no cash compensation for serving on the Board of Directors. The Underwriter has the right during the five-year period following the date of this Prospectus, in its sole discretion, to designate two persons for the election as directors, or alternatively to designate two individuals to serve as non-voting advisors to the Company's Board of Directors. The

Underwriter has no intention to select either designee in the immediate future. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during Fiscal 1996, Fiscal 1995 and Fiscal 1994 by the Company's President and Vice President -- Research and Development. No executive officers received compensation in excess of $100,000 during such periods.

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                            ANNUAL COMPENSATION
                                                -------------------------------------------
                                                                               OTHER ANNUAL
    NAME AND PRINCIPAL POSITION                                                COMPENSATION
             (1)(2)(3)                YEAR       SALARY ($)      BONUS ($)         ($)
                (A)                    (B)          (C)             (D)            (E)
-----------------------------------  -------    ------------    -----------    ------------
Marc D. Tokayer ...................    1996       $ 60,000            0          (1)
  Chairman, President and CEO          1995       $ 60,000            0          (1)
                                       1994       $ 60,000            0          (1)
Baruch Sollish ....................    1996       $ 65,000            0          (1)
  Vice President - Research and        1995       $ 60,000            0          (1)
  Development                          1994            n/a          n/a             n/a

                                                 LONG-TERM COMPENSATION
                                   --------------------------------------------------

                                           AWARDS
                                   -----------------------            PAYOUTS
                                   RESTRICTED   SECURITIES    -----------------------
                                     STOCK      UNDERLYING     LTIP       ALL OTHER
    NAME AND PRINCIPAL POSITION     AWARD(S)     OPTIONS/     PAYOUTS    COMPENSATION
             (1)(2)(3)                ($)        SARS (#)       ($)          ($)
                (A)                   (F)          (G)          (H)          (I)
---------------------------------------------   ----------    -------    ------------
Marc D. Tokayer ...................       0           0           0             0
  Chairman, President and CEO             0           0           0             0
                                          0           0           0             0
Baruch Sollish ....................       0           0           0             0
  Vice President - Research and           0           0           0             0
  Development                           n/a         n/a         n/a           n/a

------------

(1) The above compensation figures do not include the cost to the Company of the use of automobiles leased by the Company, the cost to the Company of benefits, including premiums for life and health insurance and any other personal benefits provided by the Company to such persons in connection with the Company's business, all of which in the aggregate does not exceed the lesser of $50,000 or 10% of such person's annual salary and bonus.

(2) See 'Employment Arrangements' for a description of Marc D. Tokayer's employment agreement as President of TTR Israel and Baruch Sollish's employment agreement as Director of Product Research & Development of TTR Israel.

(3) Mr. Tokayer's compensation commenced effectively on October 15, 1994. Dr. Sollish's compensation commenced effectively on January 1, 1995. Arik Shavit assumed the position of Chief Executive Officer of TTR Israel in September 1996 pursuant to an employment agreement more fully described in 'Employment Arrangements.'

                            ------------------------

     The Company did not grant any options in the last three fiscal years to any of its executive officers. The Company does not have any long-term incentive plans for compensating its executive officers.

EMPLOYMENT ARRANGEMENTS

     TTR Israel has entered into an employment agreement with Marc Tokayer, pursuant to which Mr. Tokayer is employed as the President and General Manager for a term of three years commencing in August 1994. Pursuant to the employment agreement, Mr. Tokayer will devote his full business time in consideration of a monthly salary of $5,000, subject to adjustment. If Mr. Tokayer is terminated without cause, as defined in the agreement, then he shall be entitled to continue to receive his salary and benefits for an additional 12 months subject to certain limitations.

     TTR Israel has entered into an employment agreement with Baruch Sollish, as amended, pursuant to which Dr. Sollish is employed as the Director of Product Research & Development for a term of one year commencing in December 1995 and renewable for an additional year. Pursuant to the amended employment agreement, Dr. Sollish will devote his full business time in consideration of a monthly salary of $8,000 plus a one-time bonus of $50,000.

     TTR Israel has entered into an employment agreement with Arik Shavit, pursuant to which Mr. Shavit shall be employed as the Chief Executive Officer for a term of three years commencing in September 1996. Pursuant to the employment agreement, Mr. Shavit will devote his full business time in consideration of a monthly salary of $8,334, subject to adjustment. Pursuant to the employment agreement, Mr. Shavit will be issued warrants to purchase an aggregate of 217,473 shares of Common Stock upon the date of this Prospectus. The warrants are exercisable at $.01 per share until September 2002, subject to a four-year vesting schedule, whereby the first 72,491 warrants are not exercisable until September 1997, 48,328 in September 1998, 48,327 in September 1999 and 48,327 in September 2000. See 'Certain Transactions.'

     The Company has entered into an employment agreement with Robert Friedman, pursuant to which Mr. Friedman is employed as the Chief Financial Officer of the Company for a term of one year commencing in March 1997 and automatically renewable for an additional year. Mr. Friedman will devote his full business time in consideration of a monthly salary of $5,000, subject to adjustment. Pursuant to the employment agreement, Mr. Friedman was granted options to purchase an aggregate of 100,000 shares of Common Stock, 60,000 of such shares at an exercise price of $5.00 per share, which was below the then current market price per share on the date of grant and 40,000 shares at $10.00 per share. See the Consolidated Financial Statements. Mr. Friedman was also issued 50,000 shares of Common Stock, which are being held in escrow pending release as follows: 25,000 shares on July 31, 1997 and 25,000 shares on January 31, 1998, subject to continuous employment with the Company.

EMPLOYEE BENEFIT PLANS

1996 STOCK OPTION PLAN

     In June 1996, the Board of Directors adopted, subject to stockholder approval, the Company's Incentive & Non-Qualified Stock Option Plan (the '1996 Plan'). The 1996 Plan provides for the grant to qualified employees (including officers and directors) of the Company of options to purchase shares of Common Stock. A total of 450,000 shares of Common Stock have been reserved for issuance upon exercise of stock options granted under the 1996 Plan. The 1996 Plan is administered by the Board of Directors or a committee of the Board of Directors (the 'Compensation Committee') whose members are not entitled to receive options under the Plan (excluding options granted exclusively for directors fees). The Compensation Committee has complete discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the Plan. Options granted under the Plan may or may not be 'incentive stock options' as defined in Section 422 of the Internal Revenue Code ('Incentive Options') depending upon the terms established by the Compensation Committee at the time of grant, but the exercise price of options granted may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is an Incentive Option to an employee who owns more than 10% of the outstanding Common Stock). Options may not be exercised more than 10 years after the grant (five years if the grant is an Incentive Option to any employee who owns more than 10% of the outstanding Common Stock). Options granted under the Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Under the 1996 Plan, shares subject to canceled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

     As of the date of this Prospectus, the Company has granted options to purchase an aggregate of 135,000 shares of Common Stock including 5,000 shares to a former director of the Company exercisable for a period of four and one-half years at an exercise price of $6.00 per share, 100,000 shares to the Company's Chief Financial Officer exercisable for a period of 4 years comprised of 60,000 shares at an exercise price of $5.00 per share and 40,000 shares at an exercise price of $10.00 per share, 15,000 shares to a consultant exercisable for a period of 4 years at an exercise price of $7.00 per share and an aggregate of 15,000 shares to seven employees for a period of 4 years at an exercise price of $7.00 per share. See the Consolidated Financial Statements.

INDEMNIFICATION

     Pursuant to the Company's Certificate of Incorporation and By-laws, officers and directors of the Company shall be indemnified by the Company to the fullest extent allowed under Delaware law for claims brought against them in their capacities as officers or directors. Indemnification is not allowed if the officer or director does not act in good faith and in a manner reasonably believed to be in the best interests of the Company, or if the officer or director had no reasonable cause to believe his conduct was lawful. Accordingly, indemnification may occur for liabilities arising under the Securities Act. The Company and the Underwriter have agreed to indemnify each other (including officers and directors) against certain liabilities, including liabilities under the Securities Act. See 'Underwriting.' Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this Prospectus, certain information, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group:


                                                                                   AMOUNT AND
                                                                                   NATURE OF        PERCENTAGE OF
                               NAME AND ADDRESS                                    BENEFICIAL     OUTSTANDING SHARES
                            OF BENEFICIAL OWNER(1)                                OWNERSHIP(2)         OWNED(3)
-------------------------------------------------------------------------------   ------------    ------------------
Marc D. Tokayer(4).............................................................      693,547             21.4%
Baruch Sollish.................................................................      100,000              3.1
Arik Shavit(5).................................................................            0                0
Robert Friedman(6).............................................................      100,000              3.0
Canova Finance Inc.(7).........................................................      582,375             16.1
Etilon Trading Ltd.(8).........................................................      582,375             16.1
Joe Ohayon(9)..................................................................      232,275              6.8
Chana Sasha Foundation Inc.(10)................................................      169,975              5.0
All directors and executive officers as a group (4 persons)(4)(5)(6)...........      953,547             29.4


------------

 (1) Except as otherwise indicated, the address of each beneficial owner is c/o TTR Inc., 2 Hanagar Street, Kfar Saba, ISRAEL 44425.

 (2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

 (3) Based on 3,238,548 shares outstanding (excluding 1,000,000 Escrow Shares).

 (4) Includes 384,274 shares held by the Tokayer Family Trust (the 'Trust'). The wife of Mr. Tokayer is the Trustee for the Trust, and the income beneficiaries of the Trust are Mr. Tokayer's children. Mr. Tokayer does not have or share any voting power or investment power with respect to securities held by the Trust, and accordingly, disclaims beneficial ownership of all such securities. The Trust may be deemed to own 11.8% of the outstanding shares of Common Stock.

     The amount of beneficial ownership for Mr. Tokayer excludes 269,274 Escrow Shares in the name of Mr. Tokayer and 730,726 Escrow Shares in the name of the Trust. Including the Escrow Shares

                                              (footnotes continued on next page)

(footnotes continued from previous page) would increase Mr. Tokayer's percentage of outstanding shares owned to approximately 40%. See 'Principal Stockholders -- Escrow Shares.'

     See 'Principal Stockholders -- Voting Arrangements' for a description of a voting arrangement entered into among Mr. Tokayer, the Trust, Dr. Sollish and three other stockholders with an aggregate of 971,547 shares of Common Stock (approximately 30%) whereby they have agreed to vote their respective shares to elect directors and in support of positions favored by a majority of the shares held among them.

 (5) Excludes 217,473 shares issuable upon exercise of a like number of warrants which will not be immediately exercisable. See 'Management -- Employment Arrangement' and 'Certain Transactions.'

 (6) Includes 100,000 shares issuable upon exercise of a like number of options. Excludes 50,000 shares held in escrow, of which 25,000 shares are to be released on July 31, 1997 and 25,000 shares are to be released on January 31, 1998, subject to Mr. Friedman's continuous employment with the Company. See 'Management -- Employment Arrangements.'

 (7) Includes 387,500 shares issuable upon exercise of a like number of warrants. The address of Canova Finance Inc. is 3 New Burlington Street, London WIX 1FE United Kingdom and its principals are Mariana Hubli and Angela Sanchez.

 (8) Includes 387,500 shares issuable upon exercise of a like number of warrants. The address of Etilon Trading Limited is 4, Lower Hatch Street, Dublin 2, Republic of Ireland and its principals are James Graffick, Simon Elmont and Gilles Corset.

 (9) Includes 153,500 shares issuable upon exercise of a like number of warrants.

(10) Includes 71,500 shares issuable upon exercise of a like number of warrants. Chana Sasha Foundation, Inc. is a charitable foundation managed by Morris Wolfson and Ariel Wolfson, whose address is 1 State Street Plaza, New York, NY 10004.

                            ------------------------

     By virtue of his ownership of Common Stock and position with the Company, Marc D. Tokayer may be deemed a 'parent' and 'founder' of the Company as such terms are defined under the Federal securities laws.

ESCROW SHARES

     The 1,000,000 Escrow Shares are not assignable or transferable. The Escrow Shares were deposited in escrow pursuant to an Escrow Agreement by and among the Company, Marc D. Tokayer (269,274 shares), the Trust (730,726 shares) and Aboudi & Brounstein Trustees Ltd. (the 'Escrow Agent') dated as of January 8, 1995 (the 'Escrow Agreement'). The Escrow Shares will be released from escrow, on a pro rata basis, unless otherwise agreed to by the Underwriter, if one or more of the following conditions are met:

          (a) 250,000 Escrow Shares (67,319 shares to Mr. Tokayer and 182,681 shares to the Trust) shall be released if (i) the Company's net income before provision for income taxes and exclusive of any extraordinary earnings (all as audited by the Company's independent public accountants) (the 'Minimum Pretax Income') amounts to at least $1,800,000 for the fiscal year ending December 31, 1997; or (ii) the Bid Price (as defined in the Escrow Agreement) of the Common Stock averages in excess of $15.00 per share for 30 consecutive business days during the 12 month period commencing on the date of this Prospectus;

          (b) 300,000 Escrow Shares (80,782 shares to Mr. Tokayer and 219,218 shares to the Trust) shall be released if (i) the Company's Minimum Pretax Income amounts to at least $4,000,000 for the fiscal year ending December 31, 1998; or (ii) the Bid Price (as defined in the Escrow Agreement) of the Common Stock averages in excess of $20.00 per share for 30 consecutive business days during the 12 month period commencing 12 months from the date of this Prospectus;

          (c) 450,000 Escrow Shares (121,173 shares to Mr. Tokayer and 328,827 shares to the Trust) shall be released if (i) the Company's Minimum Pretax Income amounts to at least $6,000,000 for the fiscal year ending December 31, 1999; or (ii) the Bid Price (as defined in the Escrow Agreement) of the Common Stock averages in excess of $25.00 per share for 30 consecutive business days during the 12 month period commencing 24 months from the date of this Prospectus;

          (d) During the periods specified in (a), (b) or (c) above, the Company is acquired by or merged into another entity in a transaction in which the value of the per share consideration received by the stockholders of the Company on the date of such transaction or at any time during the applicable period set forth in (a), (b) or (c), respectively, equals or exceeds the applicable levels set forth in (a), (b) or (c), respectively, then such respective amount of Escrow Shares shall be released.

     Notwithstanding the conditions of release specified above, the Escrow Shares are subject to the Company Lock-up (as defined hereafter). See 'Shares Eligible for Future Sale.' The Minimum Pretax Income amounts set forth above shall (i) be calculated exclusively of any extraordinary earnings including, but not limited to, any charge to income resulting from release of the Escrow Shares and (ii) be increased proportionately, with certain limitations, in the event additional shares of Common Stock or securities convertible into, exchangeable for or exercisable into Common Stock are issued after completion of this Offering. The Bid Price amounts set forth above are subject to adjustment in the event of any stock splits, reverse stock splits or other similar events.

     Pursuant to the Escrow Agreement, any money, securities, rights or property distributed in respect of the Escrow Shares, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, shall be held in escrow by the Escrow Agent until release of the Escrow Shares. During the time the Escrow Shares are held in escrow, the Escrow Agent will vote the Escorw Shares in the same manner as the majority of all other shares of the Company's outstanding Common Stock is voted. If the applicable Minimum Pretax Income, the Bid Price or alternative tests set forth above have not been met by March 31 of the following fiscal year, then the Escrow Shares, as well as any dividends or other distributions made with respect thereto, will be cancelled and contributed to the capital of the Company. The Company expects that the release, if any, of the Escrow Shares to officers, directors, employees and consultants of the Company will be deemed compensatory and, accordingly, will result in a substantial charge to reportable earnings, which would equal the fair market value of such shares on the date of release. Such charge could substantially increase the loss or reduce or eliminate the Company's net income for financial reporting purposes for the period(s) during which such shares are, or become probable of being, released from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a negative effect on the market price of the Company's securities. See 'Plan of Operation,' 'Risk Factors -- Charge to Earnings in the Event of Release of Escrow Shares' and Note 13 of Notes to Financial Statements.

     The Minimum Pretax Income and Bid Price levels set forth above were determined by negotiation between the Company and the Underwriter and should not be construed to imply or predict any future earnings by the Company or any increase in the market price of its securities.

VOTING ARRANGEMENTS

     Marc D. Tokayer, Chairman of the Board, the Tokayer Family Trust, Baruch Sollish, Director and three other stockholders with an aggregate of 971,547 shares of Common Stock (approximately 30%), have entered into a voting arrangement whereby they have agreed to vote their respective shares to elect directors and in support of positions favored by a majority of the shares held among them. See 'Risk Factors -- Control by Management and Current Stockholders.'

                              CERTAIN TRANSACTIONS

     In July 1994, the Company sold 1,200,000 shares of its Common Stock to Marc
D. Tokayer, Chairman of the Board of Directors of the Company. Mr. Tokayer subsequently contributed 561,453 shares to the Company which were immediately cancelled by the Company and deposited 269,274 shares into escrow. The shares were issued in consideration of services performed and Mr. Tokayer's shares of Common Stock of TBR Systems Inc. ('TBR') (representing approximately 22% of the then issued equity of TBR), in the aggregate valued at $1,200 ($.001 per share) (ascribing no value to the shares of TBR). In August 1994, the Company sold 1,200,000 shares of its Common Stock to the Trust, which may be deemed an affiliate of the Issuer, in consideration of $25,000. The Trust subsequently transferred 85,000 shares to an unaffiliated third party in exchange for services and deposited 730,726 shares into escrow. See 'Principal Stockholders.'

     TTR Inc. retained Shane, Alexander, Unterburgher Securities, Inc. ('SAU') to assist it in the establishment of a United States-based sales and representative office at a fee of $7,900 per month and the issuance of warrants for 185,000 shares of Common Stock for the period from November 1, 1994 through December 31, 1995. SAU subsequently transferred the warrants to non-affiliated third parties.

     In November 1994, the Company loaned SAU $256,000, which was repaid in its entirety in 1995. The terms of the loan included an interest rate of 8% per annum, with principal and interest payable by December 31, 1995.


     In November 1994 and June 1995, the Company advanced an aggregate of $26,000 to Marc D. Tokayer, Chairman of the Board. Mr. Tokayer has agreed to repay these advances at the Closing of the IPO.


     In January 1995, TTR Israel acquired the technology underlying certain of the features of SoftGuard from Rina Marketing R&D Ltd., an Israeli software company ('Rina'). Until December 1994, Dr. Baruch Sollish, a director of the Company, was affiliated with Rina. Dr. Sollish was responsible for developing the technology purchased by the Company from Rina. In consideration of the purchase of such technology, the Company paid to Rina at closing $50,000. Following purchase of the technology, the Company developed, enhanced and added to such technology to develop the SoftGuard line of products.

     In January 1996, the Company sold 50,000 shares of its Common Stock to Chana Sasha Foundation, Inc. ('CSF') for $100,000. In April 1996, the Company completed a private placement of 650,000 shares of Common Stock and warrants to purchase an additional 1,000,000 shares of Common Stock to Canova Finance Inc. (251,875 shares and 387,500 warrants), Etilon Trading Ltd. (251,875 shares and 387,500 warrants), Joe Ohayon (99,775 shares and 153,500 warrants) and CSF (46,475 shares and 71,500 warrants) for an aggregate purchase price of $200,000, including $10,000 ascribed to the warrants. The warrants are exercisable at $7.00 per share. See 'Description of Securities -- Prior Financings.'

     In September 1996, the Company agreed to issue upon the date of the IPO 217,473 warrants to Arik Shavit, a director of the Company, pursuant to his employment agreement with TTR Israel as its Chief Executive Officer. The warrants are exercisable at $.01 per share until September 2002 subject to a four-year vesting schedule, whereby the first 72,491 warrants are not exercisable until September 1997. See 'Management -- Employment Arrangements.'

     In March 1997, the Company entered into a financial consulting agreement with Ephod Israel Group LLC ('Ephod') to provide general financial and investment advice to the Company with respect to, among other things, potential strategic investors and potential acquisition targets and other areas of joint cooperation and development. Under the terms of the agreement which expires on December 31, 1997, Ephod was paid $100,000 at the time of execution of the contract.

     In March 1997, the Company issued 50,000 shares of Common Stock to Robert Friedman, the Company's Chief Financial Officer, pursuant to his employment agreement. The shares are being held in escrow, with half being released on July 31, 1997 and half being released on January 31, 1998, subject to Mr. Friedman's continuous employment with the Company. See 'Management -- Employment Arrangements.'

     For information concerning employment and consulting agreements with, and compensation of, the Company's executive officers and directors, see 'Management -- Executive Compensation; Employment Arrangements; and Employee Benefit Plans.' See 'Principal Stockholders -- Voting Arrangements' for a description of a voting arrangement to be entered into among certain members of Management and other stockholders.

     The Company believes that the terms of each of the foregoing transactions and those which will exist after the consummation of the Offering are no less favorable to the Company than could have been obtained from non-affiliated third parties, although no independent appraisals were obtained. In the future, all transactions between the Company and its affiliates will also be on terms which the Company believes will continue to be no less favorable to the Company than the Company could obtain from non-affiliated parties. The Company represents that any future loans or advances made to any officers, directors or 5% beneficial stockholders will be done only for bona fide business purposes.

                           DESCRIPTION OF SECURITIES

COMMON STOCK


     The Company is authorized to issue 20,000,000 shares of Common Stock, $.001 par value per share, of which 3,238,548 shares (excluding 1,000,000 Escrow Shares) are currently outstanding and held of record by approximately 71 holders of record. See 'Principal Stockholders -- Escrow Shares' for a description of the Escrow Shares. Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There are no preemptive, subscription, conversion or redemption rights pertaining to the shares of Common Stock. Holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors from funds legally available therefor and to share ratably in the assets of the Company available upon liquidation, dissolution or winding up. The holders of shares of Common Stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of Common Stock are able to elect all directors. The officers and directors of the Company are currently entitled to vote 23% of the shares of Common Stock. Marc D. Tokayer, Chairman of the Board, the Trust, Baruch Sollish, Director and three other stockholders with an aggregate of 971,547 shares of Common Stock (approximately 30%) have entered into a voting arrangement whereby they have agreed to vote their respective shares to elect directors and in support of positions favored by a majority of the shares held among them. Accordingly, in all likelihood they will be able to elect all of the Company's directors. All of the outstanding shares of Common Stock are, and the Common Stock offered hereby, upon issuance and when paid for, will be duly authorized, validly issued, fully paid and non-assessable.


LOCK-UP AGREEMENTS

     Each of the Company's stockholders who beneficially own more than five (5%) percent of the Company's outstanding Common Stock, or warrants or options to purchase Common Stock or other securities convertible into Common Stock, certain other stockholders (except for a shareholder who has agreed to lock-up his 15,000 shares, for a period of 18 months and two additional stockholders with respect to an aggregate of 30,000 shares), and each officer and director of the Company or relative of such officer or director have agreed not to sell or otherwise dispose of any of their Common Stock (covering an aggregate of approximately 2,214,548 shares) or other securities of the Company owned directly or indirectly by him or beneficially by him on the date of the IPO for a period of 24 months from the date thereof without the prior written consent of First Metropolitan, which consent may be granted prior to the expiration of the lock-up period. Notwithstanding these lock-up agreements, such persons may make private transfers, provided that the transferees agree to be bound by the same restrictions. To date, First Metropolitan waived its lock-up agreements with respect to an aggregate of 603,525 shares of Common Stock. As of the date of this Prospectus such stockholders have sold an aggregate of 135,000 shares of Common Stock.

REGISTRATION RIGHTS

     The holders of 665,000 shares of Common Stock, 374,548 shares of Common Stock of the Company issuable upon exercise of warrants at an exercise price of $.01 per share and 1,000,000 shares of Common Stock issuable upon exercise of warrants at an exercise price of $7.00 per share have been granted certain incidental and/or demand registration rights. These securities were purchased in private transactions with the Company in November 1994 through July 1995, April 1996 and June 1996. The piggyback registration rights do not apply to registrations relating to initial public offerings, mergers, acquisitions or pursuant to Form S-8 (or any successor form). Notwithstanding, all of such shares of Common Stock, except for 1,000,000 shares issuable upon exercise of warrants; have been registered contemporaneous with the IPO.

PRIOR FINANCINGS

     In April 1996, the Company completed a private placement of 650,000 shares of Common Stock and warrants to purchase an additional 1,000,000 shares of Common Stock to four sophisticated investors for an aggregate purchase price of $200,000 (the 'Equity Financing'). The proceeds from the Equity Financing were used for product development and for general corporate purposes. See 'Selling Securityholders and Plan of Distribution.'

     In June 1996, the Company issued in a private placement to six accredited investors (including five limited partners of the Underwriter (the 'Limited Partners')) one-year 10% promissory notes in the aggregate amount of $500,000 (the 'Bridge Financing'). By its terms, the Bridge Financing was repaid from the proceeds of the IPO. The net proceeds to the Company of the Bridge Financing were approximately $423,000 after deducting related placement expenses. The proceeds were used for product development and working capital purposes. In connection with the Bridge Financing, the Company issued an aggregate of 150,000 shares of Common Stock. In February 1997, the Limited Partners agreed to return to treasury an aggregate of 135,000 shares of Common Stock, subject to the completion of the IPO. The remaining 15,000 shares of Common Stock issued in connection with the Bridge Financing are included in this Offering. Also in connection with the Bridge Financing, the Company paid commissions and non-accountable expense allowances in the aggregate amount of approximately
$55,000 to First Metropolitan. See 'Selling Securityholders and Plan of Distribution.'

     On February 10, 1997, the Company commenced an initial public offering of Common Stock underwritten by First Metropolitan. Pursuant to the IPO, the Company (along with a member of Management with respect to 60,000 shares) sold an aggregate of 920,000 shares at an offering price of $7.00 per share. Also in connection with the IPO, the Company granted First Metropolitan the Representative's Warrants.

LIMITATIONS UPON TRANSACTIONS WITH 'INTERESTED STOCKHOLDERS'

     Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a 'business combination' with an 'interested stockholder' for a period of three years after the date of the transaction in which the person became an interested stockholder unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (iii) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A 'business combination' includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An 'interested stockholder' is a person who, together with affiliates and associates, owns (or within three years, did own), 15% or more of the corporation's voting stock. The restrictions of Section 203 do not apply, among other things, if a corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203, provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or by-laws must be approved by the affirmative vote of a majority of the shares entitled to vote. Moreover, an amendment so adopted is not effective until twelve months after its adoption and does not apply to any business combination between the corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. The Company's Certificate of Incorporation and By-laws do not currently contain any provisions electing not to be governed by Section 203 of the Delaware General Corporation Law. The provisions of Section 203 of the Delaware General Corporation Law may have a depressive effect on the market price of the Common Stock because they could impede any merger, consolidating takeover or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company.

TRANSFER AGENT, REGISTRAR AND WARRANT AGENT

     The transfer agent and registrar for the Common Stock and the warrant agent for the Warrants is North American Transfer Co., 147 W. Merrick Road, Freeport, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

     The Company has 3,238,548 shares of Common Stock outstanding, of which an aggregate of 2,098,548 shares of Common Stock, consisting of the 920,000 shares of Common Stock sold in the IPO. 1,139,548 shares of Common Stock (registered contemporaneous with the IPO on behalf of certain securityholders) (521,023 of such shares being subject to lock-up agreements described below) and the 39,000 shares of Common Stock offered by Selling Securityholders will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an 'affiliate' of the Company within the meaning of Rule 144 under the Securities Act ('Rule 144'). The remaining 1,140,000 shares of Common Stock are 'restricted securities,' as that term is defined under Rule 144, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144. Approximately 348,070 of such shares are currently eligible for sale under Rule 144; however, 50,000 of such shares will be subject to the following lock-up agreement. The Company's officers, directors, stockholders each beneficially owning 5% or more of the Common Stock,and certain other stockholders, covering an aggregate of approximately 2,214,548 shares have agreed (except for a certain stockholder who has agreed to lock-up his 15,000 shares for a period of 18 months), for a period of 24 months from the date of the IPO, not to sell or otherwise dispose of any securities of the Company, without the prior written consent of First Metropolitan. First Metropolitan has waived its lock-up agreements with certain Selling Securityholders with respect to an aggregate of 603,525 shares of Common Stock. See 'Descripton of Securities -- Lock-up Agreements.' In addition, Marc D. Tokayer, Chairman of the Board, and the Trust, have agreed with the Company, for a period of 36 months from the date of the IPO, not to sell any securities of the Company, including the Escrow Shares (the 'Company Lock-up'). Notwithstanding, such securities may be released from the Company Lock-up during
(a) the 12 month period commencing 12 months from the date of the IPO if sold for a price not less than $14.00 per share and (b) the 12 month period commencing 24 months from the date of the IPO if sold for a price not less than $7.00 per share. See 'Principal Stockholders -- Escrow Shares.'

     In general, under Rule 144, as currently in effect, a person, including an 'affiliate' of the Company as defined under the Securities Act, (or persons whose shares are aggregated), who for at least one year has beneficially owned restricted securities acquired directly or indirectly from the Company or an affiliate of the Company in a private transaction, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the day notice is given to the Securities and Exchange Commission with respect to such sale. A person (or persons whose shares are aggregated) who is not an affiliate and has not been an affiliate of the Company at any time during the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares pursuant to subparagraph (k) of Rule 144 without regard to the volume limitations described above.

     There can be no assurance that a regular trading market will be sustained. In addition, no prediction can be made as to the effect, if any, that market sales of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of shares of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

     The Company intends to file a registration statement under the Securities Act (on Form S-8 or any successor form) to register the shares of Common Stock issued and reserved for issuance in compensatory arrangements and under its stock plan. Registration would permit the resale of such shares by non-affiliates in the public market without restriction under the Securities Act.

                                 LEGAL MATTERS

     The legality of the securities offered by this Prospectus will be passed upon for the Company by Baer Marks & Upham LLP, New York, New York. In addition, certain other matters in connection with this Offering with respect to Israeli law will be passed upon for the Company by Aboudi & Brounstein, Tel Aviv, Israel.

                                    EXPERTS

     The consolidated financial statements of TTR Inc. for the years ended December 31, 1995 and 1996 included in this Prospectus have been included in reliance upon the report of Schneider Ehrlich & Wengrover LLP, independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing. The financial statements of TTR Technologies Ltd. for the years ended December 31, 1995 and 1996 included in this Prospectus in the consolidated financial statements of TTR Inc. have been included in reliance upon the report of BDO Almagor & Co., independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement on Form SB-2 including all amendments thereto (the 'Registration Statement') under the Securities Act with respect to the Securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulation of the Commission. For further information with respect to the Company and the Offering, reference is made to the Registration Statement, including the exhibits filed therewith. The Registration Statement may be inspected and copies may be obtained from the Public Reference Section at the Commission's principal office, located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611, and the Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, upon payment of the fees prescribed by the Commission. The Registration Statement has been filed electronically with the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, at http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by such reference to the applicable document filed with the Commission.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                    CONTENTS


                                                                                                           PAGE
                                                                                                       -------------
Independent Auditors' Report........................................................................             F-2

Report of Independent Public Accountants............................................................             F-3

Consolidated Balance Sheet..........................................................................             F-4

Consolidated Statement of Operations................................................................       F-5 - F-6

Consolidated Statement of Stockholders' Deficit.....................................................             F-7

Consolidated Statement of Cash Flows................................................................       F-8 - F-9

Notes to Consolidated Financial Statements..........................................................     F-10 - F-21

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and
Stockholders of TTR INC.
Kfar Saba, Israel



     We have audited the accompanying consolidated balance sheet of TTR Inc. and its Subsidiary (A Development Stage Company) as of December 31, 1996 and 1995, and the related consolidated statements of operations, cash flows, and stockholders' deficit for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of TTR Technologies, Ltd., a wholly owned subsidiary, which statements reflect total assets of $692,102 and $218,392 as of December 31, 1996 and 1995, respectively, and net losses of $790,536 and $571,924 for the years then ended, respectively.Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for TTR Technologies Ltd. is based solely on the reports of the other auditors.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.



     In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TTR Inc. and its Subsidiary as of December 31, 1996 and 1995 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



     The financial statements of TTR Technologies, Ltd., a wholly owned subsidiary, have been prepared assuming the subsidiary will continue as a going concern. As discussed in note 3 to the financial statements, the subsidiary has incurred recurring losses since its inception in 1994, and has an accumulated deficit at December 31, 1996 of $1,364,653. These conditions raise substantial doubt about the subsidiary's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                          SCHNEIDER EHRLICH & WENGROVER LLP



Woodbury, New York
April 15, 1997, except for Note 18 (b), as to which the date is May 6, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
T.T.R. TECHNOLOGIES LTD.
(A Development Stage Company)

     We have audited the accompanying balance sheet of T.T.R. Technologies Ltd. (a development stage company) (the 'Company') as of December 31, 1996 and 1995 and the related statements of operations, changes in shareholders' deficiency and cash flows for each of the years then ended, for the period December 5, 1994 (date of inception) to December 31, 1994 and for the period December 5, 1994 (date of inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards, including those prescribed by the Israeli Auditor's Regulations (Auditors Mode of Performance), 1973. Such auditing standards are substantially identical to generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the above financial statements present fairly in all material respects, the financial position of the Company (a development stage company) as of December 31, 1996 and 1995 and the results of its operations, changes in shareholders' deficiency, and cash flows for each of the years then ended, for the period December 5, 1994 (date of inception) to December 31, 1994 and for the period December 5, 1994 (date of inception) to December 31, 1996, in conformity with accounting principles generally accepted in Israel and in the United States. As applicable to these financial statements, such accounting principles are substantially identical.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency and shareholders' deficiency that raise substantial doubt about its ability to continue as a going concern. The Company's plans are also referred to in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The financial statements have been translated into dollars for the purpose of their inclusion in the financial statements of T.T.R. Inc.

                                          BDO ALMAGOR & CO.
                                          Certified Public Accountants


Ramat-Gan, Israel,
April 13, 1997 (May 6, 1997 as to Note 18(b))

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET



                                                                                DECEMBER 31,
                                                                           -----------------------     MARCH 31,
                                                                             1995          1996          1997
                                                                           ---------    ----------    -----------
                                                                                                      (UNAUDITED)
                                 ASSETS
Current assets
     Cash and cash equivalents..........................................   $  87,866    $   63,656    $ 1,990,143
     Accounts receivable................................................       1,680           507            455
     Other current assets...............................................      15,939       135,321        158,731
                                                                           ---------    ----------    -----------
               Total current assets.....................................     105,485       199,484      2,149,329
Property and equipment -- net...........................................     175,619       373,444        434,846
Deferred financing costs, net of accumulated amortization of $76,175 and
  $181,310 for 1995 and 1996, respectively..............................      77,256        62,101        --
Deferred stock offering costs...........................................      --           515,664        --
Due from officer........................................................      26,000        26,000         26,000
Other assets............................................................      18,844        14,995        129,635
                                                                           ---------    ----------    -----------
               Total assets.............................................   $ 403,204    $1,191,688    $ 2,739,810
                                                                           ---------    ----------    -----------
                                                                           ---------    ----------    -----------

             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
     Current liabilities
          Current portion of long-term debt.............................   $ 528,130    $1,065,365    $    24,285
          Short-term borrowings.........................................      --           849,602        --
          Accounts payable..............................................      34,958       170,323         63,573
          Accrued expenses..............................................      63,213       443,594        494,127
          Interest payable..............................................      96,023       234,508        --
                                                                           ---------    ----------    -----------
               Total current liabilities................................     722,324     2,763,392        581,985
Long-term debt, less current portion....................................     552,103        22,153         14,709
                                                                           ---------    ----------    -----------
               Total liabilities........................................   1,274,427     2,785,545        596,694
Commitments and Contingencies -- See Notes
Stockholders' Equity (Deficit)
     Common Stock, $.001 par value; 20,000,000 shares authorized,
       2,200,000, 3,050,000 and 4,204,548 issued and outstanding,
       respectively, including 1,000,000 shares placed in escrow........       2,200         3,050          4,205
     Additional paid-in capital.........................................      42,673       405,356      7,511,685
     Cumulative translation adjustments.................................      22,652        57,696         54,269
     Deficit accumulated during the development stage...................    (938,748)   (2,059,959)    (3,324,444)
     Less: deferred compensation........................................      --            --         (2,102,599)
                                                                           ---------    ----------    -----------
               Total stockholders' equity (deficit).....................    (871,223)   (1,593,857)     2,143,116
                                                                           ---------    ----------    -----------
               Total liabilities and stockholders' equity (deficit).....   $ 403,204    $1,191,688    $ 2,739,810
                                                                           ---------    ----------    -----------
                                                                           ---------    ----------    -----------



                       See Notes to Financial Statements

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF OPERATIONS



                                                                                                    FROM INCEPTION
                                                                     YEAR ENDED DECEMBER 31,      (JULY 14, 1994) TO
                                                                    --------------------------       DECEMBER 31,
                                                                       1995           1996               1996
                                                                    -----------    -----------    ------------------
Revenue..........................................................    $  --         $   --            $  --
Expenses
     Research and development....................................      276,248         344,305            620,553
     Sales and marketing.........................................      248,158         169,840            433,798
     General and administrative..................................      241,461         382,634            644,736
                                                                    -----------    -----------    ------------------
          Total expenses.........................................      765,867         896,779          1,699,087
                                                                    -----------    -----------    ------------------
Operating loss...................................................     (765,867)       (896,779)        (1,699,087)
Other (income) expense
     Loss on investment..........................................       17,000         --                  17,000
     Interest income.............................................      (12,324)        --                 (12,824)
     Interest expense............................................      126,120         224,432            356,696
                                                                    -----------    -----------    ------------------
          Total other (income) expenses..........................      130,796         224,432            360,872
                                                                    -----------    -----------    ------------------
Net loss.........................................................    $(896,663)    $(1,121,211)      $ (2,059,959)
                                                                    -----------    -----------    ------------------
                                                                    -----------    -----------    ------------------
Net loss per share...............................................     $(0.37)        $(0.43)           $(0.79)
                                                                    -----------    -----------    ------------------
                                                                    -----------    -----------    ------------------
Weighted average number of shares outstanding....................    2,399,793       2,612,582          2,612,582
                                                                    -----------    -----------    ------------------
                                                                    -----------    -----------    ------------------


                       See Notes to Financial Statements

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF OPERATIONS



                                                                     THREE MONTHS ENDED MARCH       FROM INCEPTION
                                                                    THREE MONTHS ENDED MARCH 31,  (JULY 14, 1994) TO
                                                                    ----------------------------       MARCH 31,
                                                                       1996           1997               1997
                                                                    -----------    -----------        ------------
                                                                    (UNAUDITED)    (UNAUDITED)         (UNAUDITED)
Revenue..........................................................    $  --         $   --            $  --
Expenses
     Research and development....................................       85,246         270,979            891,532
     Sales and marketing.........................................       36,105         326,438            760,236
     General and administrative..................................       75,497         347,687            992,423
                                                                    -----------    -----------    ------------------
          Total expenses.........................................      196,848         945,104          2,644,191
                                                                    -----------    -----------    ------------------
Operating loss...................................................     (196,848)       (945,104)        (2,644,191)
Other (income) expense
     Legal settlement............................................       --             232,500            232,500
     Loss on investment..........................................       --             --                  17,000
     Interest income.............................................       --             (10,182)           (23,006)
     Interest expense............................................       14,769          97,063            453,759
                                                                    -----------    -----------    ------------------
          Total other (income) expenses..........................       14,769         319,381            680,253
                                                                    -----------    -----------    ------------------
Net loss.........................................................    $(211,617)    $(1,264,485)      $ (3,324,444)
                                                                    -----------    -----------    ------------------
                                                                    -----------    -----------    ------------------
Net loss per share...............................................     $(0.08)        $(0.43)           $(1.13)
                                                                    -----------    -----------    ------------------
                                                                    -----------    -----------    ------------------
Weighted average number of shares outstanding....................    2,595,200       2,929,992          2,929,992
                                                                    -----------    -----------    ------------------
                                                                    -----------    -----------    ------------------


                       See Notes to Financial Statements

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                                                             DEFICIT
                                                                               FOREIGN     ACCUMULATED
                                                COMMON STOCK      ADDITIONAL   CURRENCY      DURING
                                             ------------------    PAID-IN    TRANSLATION  DEVELOPMENT     DEFERRED
                                              SHARES     AMOUNT    CAPITAL    ADJUSTMENT      STAGE      COMPENSATION      TOTAL
                                             ---------   ------   ----------  ----------   -----------   ------------   -----------

Balances at July 14, 1994 (date of
  inception)...............................     --       $--      $   --       $ --        $   --        $   --         $   --
Issuances of common stock, par value $.001
     Services rendered at $.001 per
       share...............................  1,200,000   1,200                                                                1,200
     Cash at $.0208 per share..............  1,200,000   1,200        23,800                                                 25,000
Net loss...................................                                                    (42,085)                     (42,085)
                                             ---------   ------   ----------  ----------   -----------   ------------   -----------
Balances at December 31, 1994..............  2,400,000   2,400        23,800     --            (42,085)      --             (15,885)
Common stock contributed...................   (561,453)   (561)         561
Issuances of common stock, par value $.001
     Services rendered at $.05 per share...    361,453     361        17,712                                                 18,073
Issuance of common stock purchase warrants
     Services rendered at $.04 per
       warrant.............................                              600                                                    600
Foreign currency translation adjustment....                                      22,652                                      22,652
Net loss...................................                                                   (896,663)                    (896,663)
                                             ---------   ------   ----------  ----------   -----------   ------------   -----------
Balances at December 31, 1995..............  2,200,000   2,200        42,673     22,652       (938,748)      --            (871,223)
Issuances of common stock, par value $.001
     Cash at $.307 per share...............    650,000     650       199,350                                                200,000
     Cash at $.50 per share (net of stock
       offering costs of $11,467)..........    150,000     150        63,383                                                 63,533
     Cash at $2.00 per share...............     50,000      50        99,950                                                100,000
Foreign currency translation adjustment....                                      35,044                                      35,044
Net loss...................................                                                 (1,121,211)                  (1,121,211)
                                             ---------   ------   ----------  ----------   -----------   ------------   -----------
Balances at December 31, 1996..............  3,050,000   $3,050   $  405,356   $ 57,696    $(2,059,959)  $   --         $(1,593,857)
Common stock contributed...................   (135,000)    (135)         135                                                --
Issuances of common stock, par value $.001
     Cash at $7.00 per share (net of stock
       offering costs of $1,318,652).......    860,000      860    4,700,488                                              4,701,348
     Services rendered at $10.00 per
       share...............................     55,000       55      549,945                                (500,000)       50,000
     Excercise of options at $.01 per
       share...............................    374,548      375        3,370                                                  3,745
Sale of Underwriters warrants..............                               80                                                     80
Stock options and warrants granted.........                        1,852,311                              (1,852,311)      --
Amortization of deferred compensation......                                                                  249,712        249,712
Foreign currency translation adjustment....                                      (3,427)                                     (3,427)
Net loss...................................                                                 (1,264,485)                  (1,264,485)
                                             ---------   ------   ----------  ----------   -----------   ------------   -----------
Balances at March 31, 1997 (Unaudited).....  4,204,548   $4,205   $7,511,685   $ 54,269    $(3,324,444)  $(2,102,599)  $ 2,143,116
                                             ---------   ------   ----------  ----------   -----------   ------------   -----------
                                             ---------   ------   ----------  ----------   -----------   ------------   -----------


                       See Notes to Financial Statements

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                                                                                         FROM
                                                                                                      INCEPTION
                                                                                                      (JULY 14,
                                                                         YEAR ENDED DECEMBER 31,       1994) TO
                                                                         ------------------------    DECEMBER 31,
                                                                           1995          1996            1996
                                                                         ---------    -----------    ------------

Cash flows from operating activities
     Net loss.........................................................   $(896,663)   $(1,121,211)   $(2,059,959)
     Adjustments to reconcile net loss to net cash used by operating activities:
          Depreciation and amortization...............................      95,298        155,273        256,041
          Translation adjustment......................................        (561)          (967)        (1,528)
          Stock and warrants issued for services......................      18,673        --              18,673
          Increase (decrease) in cash attributable to changes in
            assets and liabilities
               Accounts receivable....................................      (1,422)         1,310           (315)
               Escrow.................................................      14,572        --             --
               Other current assets...................................     (13,492)      (105,222)      (118,714)
               Accounts payable.......................................      40,183        137,825        178,169
               Accrued expenses.......................................      74,638         44,043        119,751
               Interest payable.......................................      91,215        138,485        234,508
                                                                         ---------    -----------    ------------
          Net cash used by operating activities.......................    (577,559)      (750,464)    (1,373,374)
                                                                         ---------    -----------    ------------
Cash flows from investing activities
     Loans receivable.................................................     125,500        --             --
     Purchases of property and equipment..............................    (193,655)      (240,836)      (435,893)
     Increase in organization costs...................................      --            --              (7,680)
                                                                         ---------    -----------    ------------
          Net cash used by investing activities.......................     (68,155)      (240,836)      (443,573)
                                                                         ---------    -----------    ------------
Cash flows from financing activities
     Proceeds from issuance of common stock...........................      --            363,533        389,733
     Loans to officer.................................................      (6,000)                      (26,000)
     Deferred stock offering costs....................................                   (166,099)      (166,099)
     Deferred financing costs.........................................     (78,112)       (89,980)      (243,411)
     Proceeds from short-term borrowings..............................      --            849,602        849,602
     Proceeds from long-term debt.....................................     605,764         25,096      1,114,137
     Payments on long-term debt.......................................     (21,613)       (14,403)       (36,016)
                                                                         ---------    -----------    ------------
          Net cash provided by financing activities...................     500,039        967,749      1,881,946
                                                                         ---------    -----------    ------------
Effect of exchange rates on cash......................................        (350)          (659)        (1,343)
                                                                         ---------    -----------    ------------
Increase (decrease) in cash...........................................    (146,025)       (24,210)        63,656
Cash at beginning of period...........................................     233,891         87,866        --
                                                                         ---------    -----------    ------------
Cash at end of period.................................................   $  87,866    $    63,656    $    63,656
                                                                         ---------    -----------    ------------
                                                                         ---------    -----------    ------------
Supplemental disclosures of cash flow information
     Cash paid during the period for:
          Interest....................................................   $   2,461    $    15,788    $    18,456
                                                                         ---------    -----------    ------------
                                                                         ---------    -----------    ------------


                       See Notes to Financial Statements

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                                                                                        FROM
                                                                                                      INCEPTION
                                                                                                      (JULY 14,
                                                                        THREE MONTHS ENDED MARCH 31   1994) TO
                                                                        ---------------------------   MARCH 31,
                                                                           1996          1997           1997
                                                                         ---------    -----------    -----------
                                                                         (UNAUDITED)  (UNAUDITED)    (UNAUDITED)

Cash flows from operating activities
     Net loss.........................................................   $(211,617)   $(1,264,485)   $(3,324,444)
     Adjustments to reconcile net loss to net cash used by operating activities:
          Depreciation and amortization...............................      29,200        100,970        357,011
          Translation adjustment......................................        (177)       (58,894)       (60,422)
          Amortization of deferred compensation.......................      --            249,712        249,712
          Stock and warrants issued for services......................      --             50,000         68,673
          Increase (decrease) in cash attributable to changes in
            assets and liabilities
               Accounts receivable....................................        (786)            72           (243)
               Other current assets...................................      10,094          2,090       (116,624)
               Other assets...........................................      --           (114,000)      (114,000)
               Accounts payable.......................................     (18,084)      (101,881)        76,288
               Accrued expenses.......................................       9,735        276,165        395,916
               Interest payable.......................................      26,026       (234,508)       --
                                                                         ---------    -----------    ------------
          Net cash used by operating activities.......................    (155,609)    (1,094,759)    (2,468,133)
                                                                         ---------    -----------    ------------
Cash flows from investing activities
     Purchases of property and equipment..............................     (10,688)       (73,550)      (509,443)
     Increase in organization costs...................................      --            --              (7,680)
                                                                         ---------    -----------    ------------
          Net cash used by investing activities.......................     (10,688)       (73,550)      (517,123)
                                                                         ---------    -----------    ------------
Cash flows from financing activities
     Proceeds from issuance of common stock...........................     100,000      5,220,837      5,610,570
     Loans to officer.................................................      --            --             (26,000)
     Deferred stock offering costs....................................      --           (209,565)      (375,664)
     Deferred financing costs.........................................      --            (19,000)      (262,411)
     Proceeds from short-term borrowings..............................      --            200,000      1,049,602
     Proceeds from long-term debt.....................................      --            --           1,114,137
     Repayment of short-term borrowings...............................      --         (1,049,602)    (1,049,602)
     Repayments of long-term debt.....................................      (3,282)    (1,046,434)    (1,082,450)
                                                                         ---------    -----------    ------------
          Net cash provided by financing activities...................      96,718      3,096,236      4,978,182
                                                                         ---------    -----------    ------------
Effect of exchange rates on cash......................................         128         (1,440)        (2,783)
                                                                         ---------    -----------    ------------
Increase (decrease) in cash and cash equivalents......................     (69,451)     1,926,487      1,990,143
Cash at beginning of period...........................................      87,866         63,656        --
                                                                         ---------    -----------    ------------
Cash and cash equivalents at end of period............................   $  18,415    $ 1,990,143    $ 1,990,143
                                                                         ---------    -----------    ------------
                                                                         ---------    -----------    ------------
Supplemental disclosures of cash flow information
     Cash paid during the period for:
          Interest....................................................   $   2,742    $   316,116    $   337,314
                                                                         ---------    -----------    ------------
                                                                         ---------    -----------    ------------


                       See Notes to Financial Statements

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1996 AND 1997 IS
                                   UNAUDITED]

NOTE 1 -- DESCRIPTION OF BUSINESS

     TTR Inc. (the 'Company') was incorporated on July 14, 1994 under the laws of the State of Delaware. TTR Technologies Ltd., ('TTR Israel') was formed under the laws of the State of Israel on December 5, 1994 as a wholly owned research and development subsidiary of the Company.

     The Company is engaged in the development and enhancement of computer software products which it intends to market.

     The Company is considered to be in the development stage and has earned no revenues to date. Business activities to date have focused on product and marketing research, product development, and raising capital.

     The Company anticipates that it will continue to incur significant operating costs and losses in connection with the development of its products and increased marketing efforts and is subject to other risks affecting the business of the Company. (See Note 3).

     In February 1997 the Company closed on an initial public offering (IPO) whereby it sold 860,000 shares of its Common Stock at a price of $7.00 per share and realized net proceeds of approximately $4.7 million after stock offering costs (See Note 13).

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The  consolidated financial statements include  the accounts of the Company
and  its  wholly  owned  subsidiary,  TTR  Technologies  Ltd.  All   significant
intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

     Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

REVENUE RECOGNITION

     The Company anticipates that revenues from software will be recognized upon delivery to the customer, provided that the Company's obligations, if any, are insignificant and collectability is probable. Revenues from maintenance and engineering services will be recognized over the term of the respective contracts.

FOREIGN CURRENCY TRANSLATIONS

     The financial statements of the Company's Israeli subsidiary have been translated into U.S. dollars in accordance with Statement No. 52 of the Financial Accounting Standards Board (FASB). Assets and liabilities have been translated at year-end (period-end) exchange rates and statement of operations have been translated at average rates prevailing during the year. The translation adjustments have been recorded as a separate component of shareholders' deficit (cumulative translation adjustment).

NET LOSS PER SHARE

     Net loss per share of common stock is computed based on the weighted average number of common stock and common stock equivalent shares outstanding during the period. Pursuant to SEC

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1996 AND 1997 IS
                                   UNAUDITED]

rules, common stock and warrants issued for consideration below the proposed public offering price within the twelve months prior to filing a registration statement have been included in the calculation of common stock equivalents, using the treasury stock method, as if they had been outstanding for all periods presented. Shares held in escrow are not treated as outstanding during any period (Note 13).

STATEMENT OF CASH FLOWS

     For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

DEPRECIATION AND AMORTIZATION

     Equipment and leasehold improvements are stated at cost. Equipment is depreciated over the estimated useful lives of the related assets, which range from five to seven years. Leasehold improvements are amortized over the related lease term. Depreciation is computed on the straight-line method.

RESEARCH AND DEVELOPMENT COSTS

     Research and development expenditures are charged to operations as incurred. Software development costs are required to be capitalized when a product's technological feasibility has been established by completion of a working model of the product and ending when a product is available for general release to customers. To date, completion of a working model of the Company's products and general release have substantially coincided. As a result, the Company has not capitalized any software development costs since such costs have not been significant.

INCOME TAXES

     The Company accounts for its income taxes using the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' (SFAS No. 109), which requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss carryforwards. Deferred tax expense or benefit is recognized as a result of the changes in the assets and liabilities during the year. Valuation allowances are established when necessary, to reduce deferred tax assets to amounts expected to be realized.

DEFERRED STOCK OFFERING COSTS

     Costs incurred in connection with the Company's public offering of common stock were charged to capital in the period that the offering was completed.

LONG-LIVED ASSETS

     In accordance with SFAS No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of', the Company records impairment losses on long-lived assets used in operations, including goodwill and intangible assets, when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1996 AND 1997 IS
                                   UNAUDITED]

RECENT ACCOUNTING PRONOUNCEMENT

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, 'Accounting for Stock-based Compensation'. SFAS No. 123 is effective for fiscal years beginning after December 15, 1995, and requires that the Company either recognize in its financial statements costs related to its employee stock-based compensation plans, such as stock option and stock purchase plans, or make pro forma disclosures of such costs in a footnote to the financial statements. The Company has elected to continue to use the intrinsic value-based method of APB Opinion no. 25, as allowed under SFAS No. 123, to account for all of its employee stock-based compensation plans. The adoption of SFAS No. 123 did not have a material effect on the Company's financial position or results of operations.

NOTE 3 -- GOING CONCERN

     The financial statements of the Company's wholly owned subsidiary, TTR Technologies, Ltd., have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. TTR Israel has a limited operating history, has sustained losses since its inception and has an accumulated deficit at December 31, 1996 of $1,364,653. It faces a number of risks, including uncertainties regarding demand and market acceptance of its products, dependence on a single product line, the effects of technological change, competition, and the development of new products. Additionally, there are other risk factors such as the nature of the it's distribution channels, ability to manage growth, loss of key personnel and the effects of planned expansion of operations on the future results of TTR Israel.

     The Company anticipates that TTR Israel will continue to incur significant operating costs and losses in connection with the development of its products and increased marketing efforts and is subject to other risks affecting its business, as discussed above. TTR Israel is not generating sufficient revenues from its operations to fund its activities and is therefore dependent on continued financing from its Parent company through loans. There is no assurance that such financing will be available to TTR Israel. The inability to obtain such financing would have a material adverse effect on the TTR Israel.

NOTE 4 -- OTHER CURRENT ASSETS

     Included in other current assets is $98,432 due from the Office of the Chief Scientist of the Government of Israel (OCS). In November 1996, TTR Israel received an approval from the OCS according to which the OCS will fund certain research and development of the Company by way of grants. The amount of the approved budget is $195,000 and the amount of the approved grant is 50% of the budget. In January 1997, the Company received an advance on account of the grant in the amount of $88,000. On April 8, 1997, the OCS agreed to increase the approved budget to $420,000.

     The Company will be required to pay royalties to the OCS on proceeds from the sale of products derived from the research and development in which the OCS has participated by way of its grant. The royalties are computed at the rate of 3% of the proceeds from such sales, up to a maximum of 150% of the grant.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1996 AND 1997 IS
                                   UNAUDITED]

NOTE 5 -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                                       DECEMBER 31,
                                                                                   --------------------
                                                                                     1995        1996
                                                                                   --------    --------

Leasehold improvements..........................................................   $  --       $ 80,085
Office equipment................................................................     22,646      98,938
Computer equipment..............................................................    112,941     168,103
Vehicles........................................................................     59,470      94,358
                                                                                   --------    --------
                                                                                    195,057     441,484
Less: Accumulated depreciation..................................................     19,438      68,040
                                                                                   --------    --------
                                                                                   $175,619    $373,444
                                                                                   --------    --------
                                                                                   --------    --------

     Depreciation expense was $13,560 and $38,669 for the years ended December 31, 1995 and 1996, respectively.

NOTE 6 -- DUE FROM OFFICER

     This amount represents non-interest bearing advances to an officer of the Company.

NOTE 7 -- OTHER ASSETS

     Other assets consist of the following:

                                                                                        DECEMBER 31,
                                                                                     ------------------
                                                                                      1995       1996
                                                                                     -------    -------

Loan receivable, employee.........................................................   $13,468    $11,155
Organization costs, net of accumulated amortization...............................     5,376      3,840
                                                                                     -------    -------
     Total........................................................................   $18,844    $14,995
                                                                                     -------    -------
                                                                                     -------    -------

     The loan receivable represents non-interest bearing advances to an employee of the Company. The loan is to be repaid over a four-year period commencing in 1996.

     Organization costs are being amortized over a five-year period using the straight-line method.

NOTE 8 -- ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                                                       DECEMBER 31,
                                                                                    -------------------
                                                                                     1995        1996
                                                                                    -------    --------

Accrued payroll and payroll taxes................................................   $20,128    $ 14,513
Deferred stock offering costs....................................................     --        349,565
Other............................................................................    43,085      79,516
                                                                                    -------    --------
                                                                                    $63,213    $443,594
                                                                                    -------    --------
                                                                                    -------    --------

NOTE 9 -- SHORT-TERM BORROWINGS

     (a) TTR Israel borrowed a total of $50,000 from a bank. Interest on the loan was calculated at the rate of 8% per annum and was repaid in full in December 1996.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1996 AND 1997 IS
                                   UNAUDITED]

     (b) In June 1996, the Company realized net proceeds of $423,552 from a private placement of 10 units of its securities at a purchase price of $50,000 per unit. Each unit consisted of $50,000 principal amount 10% promissory notes and 15,000 shares of its common stock. The Company has allocated $7,500 per unit to the Common Stock sold in the private placement, and the balance to promissory note principal. The difference between the face value of the notes ($50,000) and the amount allocated to note principal represents a discount which is being amortized over the term of the note based upon the interest method. In January 1997, certain of these investors returned a total of 135,000 shares of the Company's Common Stock to treasury. The principal and accrued interest on these notes became due upon the completion of the Company's IPO and was paid in February 1997.

     In connection with this offering a placement agent received a commission of 10% of the gross proceeds and an additional 3% of such proceeds as a non-accountable expense allowance. Certain of the investors in the private placement have an ownership interest in the placement agent.

     (c) In 1996, the Company borrowed a total of $133,400 in unsecured funds from a private lender. Interest is calculated at the rate of 22% per annum on outstanding financings. The principal and accrued interest became due upon the completion of the Company's IPO and was paid in full in February 1997.

     (d) In December 1996 and January 1997, the Company issued short-term promissory notes aggregating $450,000. Interest is calculated at the rate of 15% per annum. The notes and accrued interest thereon became due upon the completion of the Company's IPO and was paid in full in February 1997.

     Fees totaling $45,000 which have been incurred in connection with this financing are being amortized over the life of the loan using the straight-line method.

NOTE 10 -- LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                                     DECEMBER 31,
                                                                               ------------------------
                                                                                  1995          1996
                                                                               ----------    ----------

Bank loans(1)...............................................................   $   39,153    $   46,438
Promissory notes(2).........................................................    1,041,080     1,041,080
                                                                               ----------    ----------
                                                                                1,080,233     1,087,518
Current portion.............................................................      528,130     1,065,365
                                                                               ----------    ----------
Non-current portion.........................................................   $  552,103    $   22,153
                                                                               ----------    ----------
                                                                               ----------    ----------

------------

(1) These loans are denominated in 'New Israeli Shekel' (NIS), bear interest at the rate of prime plus 2.4%-3% per annum and are secured by substantially all the assets of TTR Israel. Principal payments are due in various installments through 1998.

(2) The Company issued two-year promissory notes aggregating $1,041,080 in a private placement. The notes bear interest at the rate of 10% per annum payable at the maturity date. In connection with this offering the Company issued warrants to the noteholders to purchase up to a total of 174,548 shares of the Company's common stock for $.01 per share. The warrants are exercisable during the period between the effective date and the closing date of the Company's IPO. The Company paid the placement agent, Shane, Alexander, Unterburgher Securities, Inc. (SAU) a commission of 10% of the gross proceeds and an additional 4% of such proceeds as a non-accountable expense. These fees, totaling approximately $145,000, have been capitalized as deferred financing costs and are being amortized over a two-year period using the straight-line method. Amortization was $71,530

                                              (footnotes continued on next page)

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1996 AND 1997 IS
                                   UNAUDITED]

(footnotes continued from previous page)
   and $68,337 for the years ended December 31, 1995 and 1996. In February 1997, the entire principal balance plus accrued interest on these notes was repaid.

     The  aggregate maturities of long-term debt for the next three years ending
December  31,  are  as  follows:  1997  --  $1,065,365;  1998  --  $16,102   and
1999 -- $6,051.

NOTE 11 -- LOSS ON INVESTMENT

     In August 1994, the Company's president contributed to the Company his 22% interest in the common stock of TBR, Inc. (TBR), a Florida corporation. TBR's only asset is a software product developed by its shareholders. TBR has no other assets or liabilities and has had no significant business operations to date. During fiscal 1995, the Company purchased an additional 4.8% of TBR common stock for $17,000, which funds were used in a marketing effort for TBR's software product. As of December 31, 1995, the Company elected to write off its investment in TBR in full.

NOTE 12 -- INCOME TAXES

     At December 31, 1996, the Company had available $695,000 of net operating loss carryforwards for U.S. federal income tax purposes which expire in the years 2009 through 2012, and $939,000 of foreign net operating loss carryforwards with no expiration date. Due to the uncertainty of their realization, no income tax benefit has been recorded by the Company for these net operating loss carryforwards as valuation allowances have been established for any such benefits. The use of the U.S. federal net operating loss carryforwards is subject to limitations under section 382 of the Internal Revenue code pertaining to changes in stock ownership.

     Significant components of the Company's deferred tax assets and liabilities for U.S. federal and Israel income taxes are as follows:

                                                                                      DECEMBER 31,
                                                                                 ----------------------
                                                                                   1995         1996
                                                                                 ---------    ---------

Net operating loss carryforwards..............................................   $ 225,000    $ 548,000
Research and developments costs...............................................      65,000       89,000
Accrued vacation and severance................................................      13,000       25,000
                                                                                 ---------    ---------
     Total deferred tax assets................................................     303,000      662,000
     Valuation allowance......................................................    (303,000)    (662,000)
                                                                                 ---------    ---------
     Net deferred tax assets..................................................   $  --        $  --
                                                                                 ---------    ---------
                                                                                 ---------    ---------

     Pre-tax losses from foreign (Israeli) operations were $571,924 and $790,536 for the years ended December 31, 1995 and 1996, respectively.

NOTE 13 -- CAPITAL TRANSACTIONS

CONTRIBUTED SHARES

     In January 1995, the Company's President contributed a total of 561,453 shares of common stock held by him. The Company subsequently cancelled these shares.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1996 AND 1997 IS
                                   UNAUDITED]

WARRANTS

     On May 15, 1995, the Company issued warrants as compensation to a consultant to purchase up to a total of 15,000 shares of the Company's common stock for $.01 per share. The warrants are exercisable until January 15, 2001.

PRIVATE PLACEMENT

     In April 1996, the Company completed a private placement of 650,000 shares of its Common Stock and warrants for an additional 1,000,000 shares, for an aggregate purchase price of $200,000. The warrants are exercisable for a period of three years commencing after the IPO at an exercise price equal to $7.00 per share.

ESCROW SHARES

     An aggregate of 1,000,000 shares of the Company's common stock, owned beneficially by its President, have been designated as escrow shares. The escrow shares are not assignable nor transferable until certain earnings or market price criteria have been met. If the conditions have not been met, such shares will be cancelled and contributed to the Company's capital.

     The escrow shares will be released from escrow on a pro-rata basis, if and only if, one or more of the following conditions are met:

          1. 250,000 shares will be released if the Company's pre-tax income, exclusive of extraordinary items amounts to at least $1,800,000 for the year ended December 31, 1997 or the average bid price of the Common Stock averages in excess of $15 per share for 30 consecutive days during the 12 month period commencing on the date of the Company's public offering.

          2. 300,000 shares will be released if the Company's pre-tax income, exclusive of extraordinary items amounts to at least $4,000,000 for the year ended December 31, 1998 or the average bid price of the Common Stock averages in excess of $20 per share for 30 consecutive days during the 12 month period commencing 12 months from the date of the Company's public offering.

          3. 450,000 shares will be released if the Company's pre-tax income, exclusive of extraordinary items amounts to at least $6,000,000 for the year ended December 31, 1999 or the average bid price of the Common Stock averages in excess of $25 per share for 30 consecutive days during the 12 month period commencing 24 months from the date of the Company's public offering.

     The shares will also be released under certain circumstances of the Company is acquired or merged.

     As shares are released from escrow, they will be accounted for as reissued for services rendered and the fair value of such shares will be charged to operations as compensation expense with an offset to permanent capital. These charges will not be deductible for income tax purposes.

INITIAL PUBLIC OFFERING


     In February 1997, the Company completed an initial public offering of 860,000 shares of its Common Stock and realized net proceeds of approximately $4,700,000 after stock offering costs. In connection with this offering, the Company sold to the underwriter, for $80, warrants to purchase up to an additional 80,000 shares of the Company's Common Stock at an exercise price equal to $11.20 per share. The Company has also agreed to retain the Underwriter as management and financial consultants for a two-year period at an annual rate of $60,000 per annum, payable in advance. At March 31, 1997 other assets include the unamortized balance of $114,000. In connection with the IPO, certain

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1996 AND 1997 IS
                                   UNAUDITED]

securityholders have agreed not to sell their shares for up to two years from the offering date, without the prior written consent of the Underwriter.

STOCK GRANTS

     On March 11, 1997, the Company issued 5,000 shares of its Common Stock to a consultant. The Company has recorded compensation in the amount of $50,000 due to the issuance of these shares.

NOTE 14 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Financial  Accounting Standards  Board  issued Statement  of  Financial
Accounting  Standards  No.  107,  Disclosures  About  Fair  Value  of  Financial
Instruments, which requires that all entities disclose the fair value of financial instruments, as defined, for both assets and liabilities recognized and not recognized in the statement of financial condition. Substantially all of the Company's financial instruments, consisting primarily of short-term Borrowings and promissory notes payable, are carried at, or approximate, fair value because of their short-term nature or because they carry market rates of interest.

NOTE 15 -- RELATED PARTY TRANSACTIONS

     In November 1994, the Company entered into a fourteen-month agreement with SAU to assist in the establishment of a U.S. based sales office and to provide marketing consulting services to the Company. Pursuant to the contract SAU received a fee of $7,900 per month and was issued Warrants to purchase up to 185,000 shares of the Company's Common Stock under the same terms as the promissory note holders. SAU subsequently assigned its rights to the Warrants to certain of the promissory note holders.

     The Company loaned a total of $256,000 to SAU under a short term loan agreement. The loan was repaid in 1995 with interest at the rate of 8% per annum.

NOTE 16 -- COMMITMENTS AND CONTINGENCIES

CONSULTING AND EMPLOYMENT AGREEMENTS

     (a) In August 1994, TTR Israel entered into an employment agreement with one of its officers. The agreement has a three-year term which provides for annual compensation of $60,000, subject to adjustment. The agreement may terminate with 60 days prior notice. In the event the termination is without cause then the officer will be entitled to continue to receive his salary for an additional twelve month period. At the end of the initial three-year term, the agreement automatically renews for one-year periods.

     (b) In October 1995, the Company entered into a three-year marketing consulting agreement, pursuant to which the consultant receives a monthly fee of $4,800 per month. On April 15, 1997, the Board of Directors approved the grant of 15,000 shares of its Common Stock to the consultant for consulting services rendered. The Company will record a charge to operations of $223,125 upon the issuance of these shares.

     (c) In December 1995, TTR Israel entered into an employment agreement with its director of product research and development. The agreement has a one-year term, renewable for additional one-year terms. In consideration of eliminating the provision for royalty payments, the agreement was amended to increase the annual base compensation to $96,000 plus fringe benefits. The Company has also agreed to pay a one time bonus of $50,000, subject to completion of the IPO.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1996 AND 1997 IS
                                   UNAUDITED]

     (d) In September 1996, TTR Israel entered into a three-year employment agreement with its Chief Executive Officer. The agreement provides for annual compensation of approximately $100,000, subject to adjustment and is renewable for additional one-year periods at the end of the initial term. Within the initial term the employee may terminate the agreement with 60 days prior notice and with 90 days notice thereafter.

     The Company has also granted, on the date on which the Company's IPO was declared effective, warrants to purchase up to 217,473 shares of Common Stock, at an exercise price of $.01 per share. The Company has recorded deferred compensation expense amounting to $1,522,300 and is amortizing this amount over the period that services are provided. The options will vest over a four-year period commencing with the date of grant.

     (e) In December 1996, TTR Israel entered into a two-year consulting agreement. The agreement provides for monthly fees of $6,100 and is renewable for one additional year. The agreement may be terminated by either party with 30 days' prior notice. Subsequently, the consultant was also granted options to purchase 15,000 shares of the Company's Common Stock at $7.00. The options will vest over a four-year period commencing with the date of grant.

     (f) In February 1997, TTR Israel entered into an agreement with the University of Arizona ('the University'), to become a sponsor of the Optical Data Storage Center ('ODSC') at the University. Funding for the ODSC is provided by industrial organizations, including TTR Israel. TTR Israel has undertaken to contribute $50,000 to the ODSC each year for a period of three years, payable quarterly. In consideration of this sponsorship, TTR Israel will receive voting power in the decision-making body of the ODSC, proportional to its contribution. The agreement may be terminated by TTR Israel with six months prior notice.

     (g) On March 11, 1997, the Company entered into a one-year employment agreement with an officer of the Company. The agreement provides for monthly compensation of $5,000 and is automatically renewable for additional one-year terms. The agreement may be terminated by either party with 30 or 60 days' prior notice during the first and second anniversary, respectively, and with 90 day's notice thereafter. The Company has also agreed, subject to underwriters approval, to issue to the employee 50,000 shares of its Common Stock. Pursuant to an escrow agreement, 25,000 shares will be released from escrow on July 31, 1997 and 25,000 on January 31, 1998. The grant of these shares resulted in a charge to deferred compensation in the amount of $500,000 which will be amortized over one year.

     The officer was also granted 40,000 qualified and 60,000 nonqualified options to purchase shares of the Company's Common Stock, at an exercise price of $10.00 and $5.00 per share, respectively. The options will vest over a four-year period commencing with the date of grant. The issuance of the nonqualified options resulted in a charge to deferred compensation in the amount of $300,000. This amount will be amortized over the vesting period.

     (h) On March 1, 1997, the Company entered into a one year consulting agreement which provided for a lump-sum payment of $100,000 to be paid upon signing.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1996 AND 1997 IS
                                   UNAUDITED]

OPERATING LEASES

     On June 1, 1996, the TTR Israel entered into a lease agreement for office space. Future minimum rentals on this lease as of December 31, 1996 are as follows:

DECEMBER 31,
------------
    1997       ................................................................   $ 48,624
    1998       ................................................................     48,624
    1999       ................................................................     48,624
    2000       ................................................................     48,624
    2001       ................................................................     20,260
                                                                                  --------
                                                                                  $214,746
                                                                                  --------
                                                                                  --------

LEGAL MATTER

     In October and November 1996, a claim was made against TTR Israel alleging intellectual property rights infringement. The claim threatens to seek injunctive relief as well as damages in the amount of $1,000,000. The Company has denied any liability and its legal advisors believe the claim is totally without merit.

NOTE 17 -- STOCK OPTION PLAN

     In July 1996, the Board of Directors adopted the Company's Incentive and Non-qualified Stock Option Plan (the 'Plan') and has reserved up to 450,000 shares of Common Stock for issuance thereunder . The Plan provides for the granting of options to officers, directors, employees and advisors of the Company. The exercise of incentive stock options ('ISOs') issued to employees who are less than 10% stockholders shall not be less than the fair market value of the underlying shares on the date of grant or not less than 100% of the fair market value of the shares in the case of an employee who is a 10% stockholder. The exercise price of restricted stock options shall not be less than the par value of the shares to which the option relates. Options are not exercisable for a period of one year from the date of grant. Thereafter, options may be exercised as determined by the Board of Directors, with maximum terms of ten and five years, respectively, for ISOs issued to employees who are less than 10% stockholders and employees who are 10% stockholders. In addition, under the plan, no individual will be given the opportunity to exercise ISO's valued in excess of $100,000, in any calendar year, unless and to the extent the options have first become exercisable in the preceding year. The Plan will terminate in 2006.

     A summary of the status of the Company's stock option plan as of December 31, 1996 and changes during the year ending on that date is presented below:

                                                                                       WEIGHTED
                                                                                       AVERAGE
                                                                                       EXERCISE
                                                                             SHARES     PRICE
                                                                             ------    --------
Options outstanding, January 1, 1996......................................    --         --
Granted...................................................................   5,000       6.00
Canceled..................................................................    --         --
Exercised.................................................................    --         --
                                                                             ------    --------
Options outstanding, December 31, 1996....................................   5,000       6.00
                                                                             ------    --------
                                                                             ------    --------

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1996 AND 1997 IS
                                   UNAUDITED]

     Additional information for 1996 with respect to options under the Plan is as follows:

Option price range at end of year..................................................      $6.00
Options exercisable at end of year.................................................          0
Shares of common stock available for future grant..................................    445,000
Weighted-average grant date fair value of options granted during year under the
  minimum value method.............................................................     $1.661
Weighted-average exercise price of options exercisable at end of year..............          0
Weighted-average remaining contractual life of outstanding options at end of
  year.............................................................................    5 years

     In the first quarter of 1997, the Company granted an additional 55,000 incentive stock options exercisable at $7.00-$10.00 per share and 75,000 non-qualified options exercisable at $5.00-$7.00 per share under the Plan.

     On January 1, 1996, the Company adopted SFAS No. 123, 'Accounting for Stock-Based Compensation'. The statement encourages but does not require companies to use the fair value-based method of accounting for stock-based employee compensation plans. Under this method, compensation expense is measured as of the date the awards are granted based on the estimated fair value of the awards, and the expense generally recognized over the vesting period. If a company elects to continue using the intrinsic value-based method under APB Opinion No. 25, pro forma disclosures of net income and earnings per share are required as if the fair value-based method had been applied. Under the intrinsic method, compensation expense is the excess, if any, of the market price as of the grant date over the exercise price of the option. Under the Company's current compensation plan, there is no such excess on the date of grant and therefore, no compensation expense is recorded, except for stock and warrants granted in 1995 on which the Company has recorded stock compensation of $18,673, as determined by the Company's Board of Directors.

     The Company has elected to continue to apply APB Opinion No. 25 and related interpretations in accounting for its stock option plan. Accordingly, no compensation expense has been recognized in the Consolidated Statements of Operations related to options issued to employees under the stock option plan. Had compensation expense been determined based on the estimated fair value of the awards at grant dates, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

Net loss
     As reported.....................................................   $(1,121,211)
     Proforma........................................................   $(1,122,249)
Loss per share
     As reported.....................................................     $(.43)
     Proforma........................................................     $(.43)

     In computing pro forma net loss the full impact of calculating compensation expense for stock options under SFAS No. 123 is not reflected in pro forma net loss, since such expense is apportioned over the vesting period of those options as they vest.

     The fair value of each option is estimated on the date of grant using the minimum value method with the following weighted average assumptions: No dividends, an expected life of five years, and a risk-free interest rate of 6.05% for the year ended December 31, 1996.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1996 AND 1997 IS
                                   UNAUDITED]

NOTE 18 -- SUBSEQUENT EVENTS

(a) STOCK GRANTS

     On April 15, 1997, the Company granted 4,000 shares of its Common Stock to a non-profit entity.

(b) LEGAL MATTER

     On March 31, 1997, the Company and TTR Israel were served with claims by an individual demanding, among other things, royalties at the rate of 5% of the proceeds from the sales of products in which the plaintiff claims to have provided consulting services towards its development.

     On May 6, 1997, the Company entered into a settlement agreement whereby the Company will issue the plaintiff 15,000 shares of its Common Stock, subject to the following: (a) If the Company registers any additional shares for sale it will include these shares in its registration statement; (b) Following the registration of these shares and continuing for a 180 day period, if the share price averages in excess $15.50 per share over two consecutive days the Company's obligation to the consultant terminates. If the share price is not met, then during the three days commencing after 180 days the Company will remit to the consultant the difference between $15.50 per share and the actual consideration received. The Company has recorded a charge to income of $232,500 in the three months ended March 31, 1997.

_____________________________                      _____________________________

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF BY ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                             PAGE
                                                                                                                             -----

Prospectus Summary........................................................................................................       2
Summary Financial Information.............................................................................................       4
Risk Factors..............................................................................................................       5
Use of Proceeds...........................................................................................................      13
Selling Securityholders and Plan of Distribution..........................................................................      13
Dividend Policy...........................................................................................................      14
Market for Registrant's Common Equity and Related Stockholders Matters....................................................      14
Capitalization............................................................................................................      15
Plan of Operation.........................................................................................................      15
Business..................................................................................................................      17
Management................................................................................................................      29
Principal Stockholders....................................................................................................      32
Certain Transactions......................................................................................................      34
Description of Securities.................................................................................................      36
Shares Eligible for Future Sale...........................................................................................      38
Legal Matters.............................................................................................................      39
Experts...................................................................................................................      39
Available Information.....................................................................................................      39
Index to Financial Statements.............................................................................................     F-1

                                39,000 SHARES OF
                                  COMMON STOCK

                                    TTR INC.

                           --------------------------
                                   PROSPECTUS
                           --------------------------

                                            , 1997

_____________________________                      _____________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Issuer has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the 'Securities Act'). The Issuer's Bylaws provide that the Issuer will indemnify its directors, executive officers, other officers, employees and agents to the fullest extent permitted by Delaware law.

     The Issuer's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Issuer and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Issuer, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     Reference is made to Section 8 of the Underwriting Agreement (Exhibit 1.1 to this Registration Statement) which provides for indemnification by the Underwriter and its controlling persons, on the one hand, and of the Issuer and its controlling persons on the other hand, against certain civil liabilities, including liabilities under the Securities Act.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Issuer in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates (except for the SEC and the NASD registration fees).

SEC filing fee...............................................................................   $165.45
NASD, Inc. filing fee........................................................................         0
Transfer agent's fee.........................................................................         0
Printing and engraving expenses..............................................................     5,000
Legal fees and expenses......................................................................     5,000
Blue sky filing fees and expenses (including counsel fees)...................................         0
Accounting fees and expenses.................................................................      *
Miscellaneous expenses.......................................................................      *
                                                                                                -------
          Total..............................................................................   $
                                                                                                -------
                                                                                                -------

------------

*  To be filed by amendment

ITEM 26. RECENT SALE OF UNREGISTERED SECURITIES

     1. (a) In July 1994, the Company sold 1,200,000 shares of its Common Stock to Marc D. Tokayer, Chairman of the Board of Directors of the Issuer. Mr. Tokayer subsequently contributed 561,453 shares to the Company which were immediately cancelled by the Company and deposited 269,274 shares into escrow to be released from escrow if the Company attains certain future earnings levels or if the Common Stock trades at certain levels.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares were issued in consideration of services performed and Mr. Tokayer's shares of Common Stock of TBR Systems Inc. (representing approximately 22% of the then issued equity) in the aggregate valued at $1,200 ($.001 per share) (ascribing no value to the shares of TBR Systems Inc.).

     (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     2. (a) In August 1994, the Company sold 1,200,000 shares of its Common Stock to the Tokayer Family Trust (the 'Trust'), which may be deemed an affiliate of the Issuer. The Trust subsequently transferred 85,000 shares to an unaffiliated third party in exchange for services and deposited 730,726 shares into escrow to be released from escrow if the Company attains certain future earnings levels or if the Common Stock trades at certain levels.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares were issued in consideration of $25,000 ($.0208 per share).

     (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     3. (a) From November 1994 through July 1995, the Company consummated a private placement (the '1995 Debt Financing') to 26 accredited investors of units (the 'Units') consisting of $25,000 principal amount 10% promissory notes (the 'Notes') and 4,000 warrants exercisable at $.01 per share (the 'Debt Financing Warrants') . In connection with the Debt Financing, the Company sold
41.6425 Units and issued warrants to the noteholders to purchase up to a total of 174,548 shares of Common Stock for $.01 per share.

     (b)  The  Company  paid  commissions  (10%)  and  non-accountable   expense
allowances (4%) in the aggregate amount of approximately $146,000 to Shane, Alexander, Unterburgher Securities, Inc. ('SAU').

     (c) The total offering price was $1,041,080.40 (ascribing no value to the Debt Financing Warrants), and the total underwriting discount was $104,108.

     (d) The Company believes that the Units, Notes and Debt Financing Warrants were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

     4. (a) In November 1994, the Company issued 185,000 Debt Financing Warrants to SAU. SAU subsequently transferred all of the warrants to 17 unaffiliated individuals.

     (b) There were no underwriters with respect to the above transaction.

     (c) The warrants were issued in consideration of consulting services performed.

     (d) The Company believes that the warrants were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     5. (a) In June 1995, the Company issued an aggregate of 361,453 shares of Common Stock to six consultants, including 100,000 shares to Dr. Baruch Sollish, a director of the Company.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares were issued in consideration of consulting services performed valued at $18,073 ($.05 per share).

     (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     6. (a) In May 1995, the Company issued 15,000 Debt Financing Warrants to Jericho Investments Ltd.

     (b) There were no underwriters with respect to the above transaction.

     (c) The warrants were issued in consideration of financial consulting services performed.

     (d) The Company believes that the warrants were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     7. (a) In January 1996, the Company sold 50,000 shares of Common Stock to the Chana Sasha Foundation.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares were issued in consideration of $100,000 ($2.00 per share).

     (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     8. (a) In April 1996, the Company completed a private placement of 650,000 shares of Common Stock and warrants to purchase an additional 1,000,000 shares of Common Stock (the 'Warrants') to four sophisticated investors (the 'Equity Financing').

     (b) There were no underwriters with respect to the above transaction.

     (c) The aggregate purchase price of the securities sold in the Equity Financing was $200,000, including $10,000 ascribed to the Warrants.

     (d) The Company believes that the shares of Common Stock and Warrants were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(6) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

     9. (a) In June 1996, the Company issued in a private placement to six accredited investors one-year 10% promissory notes (the 'Bridge Financing'). In connection with the Bridge Financing, the Company issued to such investors an aggregate of 150,000 shares of Common Stock. In February 1997, the Limited Partners returned to treasury an aggregate of 135,000 shares of Common Stock.

     (b) The Company paid commissions and non-accountable expense allowances in the aggregate amount of approximately $55,000 to First Metropolitan Securities, Inc.

     (c) The total offering price was $500,000 (ascribing $75,000 to the shares of Common Stock), and the total underwriting discount was $50,000.

     (d) The Company believes that the promissory notes and the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(6) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

     10. (a) In July 1996, the Company issued 5,000 options to Sheldon Rich, a former director of the Company. The options are exercisable at $6.00 per share until January 15, 2001.

     (b) There were no underwriters with respect to the above transaction.

     (c) The warrants were issued in consideration of services performed pursuant to the Company's 1996 Stock Option Plan.

     (d) The Company believes that the options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     11. (a) In September 1996, the Company agreed to issue 217,473 warrants upon the date of this Prospectus to Arik Shavit, a director of the Company. The warrants are exercisable at $.01 per share until September 2002 and are subject to a four-year vesting schedule.

     (b) There were no underwriters with respect to the above transaction.

     (c) The warrants were issued in consideration of services to be performed prior to vesting.

     (d) The Company believes that the warrants were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     12. (a) In March 1997, the Company issued 5,000 shares of Common Stock to Alon Guez, a consultant of the Company.

     (b) There were no underwriters with respect to the above transaction.


     (c) The shares were issued in consideration of services performed by Mr. Guez.


     (d) The Company believes that the shares were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     13. (a) In April 1997, the Company issued 15,000 shares of Common Stock to Holborn Systems Ltd., a consultant of the Company, and 4,000 shares to Ascent Inner Dimensions of Jewish Life Inc.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares were issued in consideration of consulting services performed.

     (d) The Company believes that the shares were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     14. (a) In March 1997, the Company issued 50,000 shares of Common Stock to Robert Friedman, the Company's Chief Financial Officer. The shares are being held in escrow to be released one half on July 31, 1997 and one half on January 31, 1998, subject to Mr. Friedman's continuous employment with the Company.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares were issued in consideration of services to be performed prior to release from escrow.

     (d) The Company believes that the shares were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     15. (a) In May 1997, the Company issued 15,000 shares of Common Stock to Henry Israel, a former consultant of the Company.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares were issued in consideration of a settlement agreement.

     (d) The Company believes that the shares were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS

  3.1    -- Certificate of Incorporation of the Company, as amended.(1)
  3.2    -- By-Laws of the Company, as amended.(1)
  3.3    -- Memorandum of Association of TTR Israel.(1)
  3.4    -- Articles of Association of TTR Israel.(1)
  4.2    -- Specimen Common Stock Certificate.(1)
  4.3    -- Escrow Agreement.(1)
  4.4    -- Form of Registration Rights between the Company and certain securityholders.(1)
  4.5    -- Form of Lock-up Agreement between the Company's securityholders and First Metropolitan.(1)
  4.6    -- Form of Lock-up Agreement between certain selling stockholders and the First Metropolitan.(1)
 *5.1    -- Securities Opinion of Baer Marks & Upham LLP.
  9.1    -- Voting Agreement.(1)

 10.1    -- Form of Financial Consulting Agreement between First Metropolitan and the Company.(1)
 10.2    -- The Company's 1996 Stock Option Plan.(1)
 10.3    -- Employment Agreement between TTR Israel and Marc D. Tokayer.(1)
 10.4    -- Employment Agreement between TTR Israel and Baruch Sollish, as amended.(1)
 10.5    -- Employment Agreement between TTR Israel and Arik Shavit, as amended.(1)
 10.6    -- Unprotected Tenancy Agreement between TTR Israel and Pharmastate Ltd. dated June 10, 1996.(1)
 10.7    --  Consulting  Agreement  dated November  1,  1994 between  the  Company and  Shane  Alexander Unterburgher
             Securities Inc.(1)
 10.8    -- Consulting Agreement dated October 1, 1995 between the Company and Holborn Systems Ltd.(1)
 10.9    -- Consulting Agreement between the Company and Pioneer Management Corporation.(1)
 10.10   -- Purchase Agreement and Assignment dated January 5, 1995 between TTR Israel and Rina Marketing R&D Ltd.(1)
 10.11   -- Loan and Security Agreement dated September 30, 1996 between the Company and 732498 Ontario Ltd.(1)
 10.12   -- Form of Note Extension Agreement.(1)
 10.13   -- Form of Promissory Note.(1)
 10.14   -- Employment Agreement between the Company and Robert Friedman.(1)
 10.15   -- Consulting Agreement between TTR Israel and Yoav Guez.(1)
 10.16   -- Consulting Agreement between the Company and Ephod Israel Group LLC.(1)
 10.17   -- Memorandum of Understanding between the Company and Doug Carson & Associates, Inc.(1)
 10.18   -- Agreement among the Company, TTR Israel and Henry Israel.(1)
 10.19   -- Memorandum of Understanding between the Company, DCA and Nimbus.
 21.1    -- Subsidiaries of the Company.(1)
 23.1    -- The consent of Baer Marks & Upham LLP is included in Part II of this Registration Statement.
 23.2    -- The consent of Aboudi & Brounstein is included in Part II of this Registration Statement.
 23.3    -- The consent of Schneider, Ehrlich & Wengrover  LLP, certified public accountants, is included in Part  II of this Registration Statement.
 23.4    -- The  consent of  BDO  Almagor &  Co.,  certified public  accountants,  is included  in  Part II  of this
            Registration Statement.
 24.1    -- Powers of Attorney (included on the signature page of this Registration Statement).

------------

*  To be filed by amendment

(1) These exhibits are incorporated by reference to the Company's registration statement on Form SB-2 (333-11829).

ITEM 28. UNDERTAKINGS

     The Company hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the 'Act');

             (ii)  Reflect  in  the  prospectus  any  facts  or  events   which,
        individually   or  together,  represent  a  fundamental  change  in  the
        information in the registration statement;

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (6) For determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or
     (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

          (7) For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Israel, on the 4th day of June 1997.


                                          TTR INC.
                                          By:         /s/ MARC D. TOKAYER
                                             ...................................
                                                      MARC D. TOKAYER
                                                          CHAIRMAN

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:


                SIGNATURE                                      TITLE                               DATE
-----------------------------------------  ----------------------------------------------   -------------------
           /s/ MARC D. TOKAYER             Chairman of the Board, President (Principal         June 4, 1997
 ........................................    Executive Officer) and Treasurer (Principal
             MARC D. TOKAYER                 Financial Officer)

             /s/ ARIK SHAVIT               Director and Vice President                         June 4, 1997
 ........................................
               ARIK SHAVIT

           /s/ BARUCH SOLLISH              Director and Vice President -- Product              June 4, 1997
 ........................................    Research and Development and Secretary
             BARUCH SOLLISH

                               CONSENT OF COUNSEL

     We hereby consent to the reference to our firm under the caption 'Legal Matters' in the Prospectus contained in this Registration Statement.

                                          BAER MARKS & UPHAM LLP


New York, New York
June 4, 1997

                               CONSENT OF COUNSEL

     We hereby consent to the reference to our firm under the caption 'Legal Matters' in the Prospectus contained in this Registration Statement.

                                          ABOUDI & BROUNSTEIN


Tel Aviv, Israel
June 4, 1997

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated April 15, 1997, except for Note 18(b) as to which the date is May 6, 1997, in the Registration Statement on Form SB-2 and related Prospectus of TTR Inc.


                                          SCHNEIDER EHRLICH & WENGROVER LLP


Woodbury, New York
June 4, 1997

                        CONSENT OF INDEPENDENT AUDITORS

     As independent auditors of T.T.R. Technologies Ltd., we hereby consent to the inclusion of our report dated April 13, 1997 and May 6, 1997 and to the reference to our firm under the heading 'Experts' in the Registration Statement on Form SB-2 and related prospectus of TTR Inc.

                                          BDO ALMAGOR & CO.


Ramat-Gan, Israel
June 4, 1997

                         STATEMENT OF DIFFERENCES

        The trademark symbol shall be expressed as ........'tm'

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                                 DESCRIPTION                                               PAGE
-------   -----------------------------------------------------------------------------------------------------  ----

   3.1    -- Certificate of Incorporation of the Company, as amended.(1).......................................
   3.2    -- By-Laws of the Company, as amended.(1)............................................................
   3.3    -- Memorandum of Association of TTR Israel.(1).......................................................
   3.4    -- Articles of Association of TTR Israel.(1).........................................................
   4.2    -- Specimen Common Stock Certificate.(1).............................................................
   4.3    -- Escrow Agreement.(1)..............................................................................
   4.4    -- Form of Registration Rights between the Company and certain securityholders.(1)...................
   4.5    -- Form of Lock-up Agreement between the Company's securityholders and First Metropolitan.(1)........
   4.6    -- Form of Lock-up Agreement between certain selling stockholders and the First Metropolitan.(1).....
  *5.1    -- Securities Opinion of Baer Marks & Upham LLP......................................................
   9.1    -- Voting Agreement.(1)..............................................................................
  10.1    -- Form of Financial Consulting Agreement between First Metropolitan and the Company.(1).............
  10.2    -- The Company's 1996 Stock Option Plan.(1)..........................................................
  10.3    -- Employment Agreement between TTR Israel and Marc D. Tokayer.(1)...................................
  10.4    -- Employment Agreement between TTR Israel and Baruch Sollish, as amended.(1)........................
  10.5    -- Employment Agreement between TTR Israel and Arik Shavit, as amended.(1)...........................
  10.6    -- Unprotected Tenancy Agreement between TTR Israel and Pharmastate Ltd. dated June 10, 1996.(1).....
  10.7    -- Consulting Agreement dated November 1, 1994  between the Company and Shane Alexander Unterburgher
             Securities Inc.(1).................................................................................
  10.8    -- Consulting Agreement dated October 1, 1995 between the Company and Holborn Systems Ltd.(1)........
  10.9    -- Consulting Agreement between the Company and Pioneer Management Corporation.(1) ..................
  10.10   -- Purchase Agreement and Assignment dated January 5, 1995 between TTR Israel and Rina Marketing  R&D
             Ltd.(1)............................................................................................
  10.11   -- Loan and  Security Agreement  dated September  30, 1996  between the  Company and  732498 Ontario
             Ltd.(1)............................................................................................
  10.12   -- Form of Note Extension Agreement.(1)..............................................................
  10.13   -- Form of Promissory Note.(1).......................................................................
  10.14   -- Employment Agreement between the Company and Robert Friedman.(1)..................................
  10.15   -- Consulting Agreement between TTR Israel and Yoav Guez.(1).........................................
  10.16   -- Consulting Agreement between the Company and Ephod Israel Group LLC.(1)...........................
  10.17   -- Memorandum of Understanding between the Company and Doug Carson & Associates, Inc.(1).............
  10.18   -- Agreement among the Company, TTR Israel and Henry Israel.(1)......................................
  10.19   -- Memorandum of Understanding between the Company, DCA and Nimbus...................................
  21.1    -- Subsidiaries of the Company.(1)...................................................................
  23.1    -- The consent of Baer Marks & Upham LLP is included in Part II of this Registration Statement.......
  23.2    -- The consent of Aboudi & Brounstein is included in Part II of this Registration Statement..........
  23.3    -- The consent of Schneider,  Ehrlich & Wengrover LLP, certified  public accountants, is included  in
             Part II of this Registration Statement.............................................................
  23.4    -- The consent of BDO  Almagor & Co., certified  public accountants, is included  in Part II of this
             Registration Statement.............................................................................
  24.1    -- Powers of Attorney (included on the signature page of this Registration Statement)................

------------

*  To be filed by amendment

(1) These exhibits are incorporated by reference to the Company's registration statement on Form SB-2 (333-11829).